As filed with the Securities and Exchange Commission on February 27, 2025
File No. 811-23149
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT
UNDER
THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 41	☒
(Check appropriate box or boxes)

THRIVENT CORE FUNDS
(Exact Name of Registrant as Specified in Charter)

901 Marquette Avenue, Suite 2500
Minneapolis, Minnesota 55402-3211
(Address of Principal Executive Offices) (Zip Code)

(612) 844 - 7190
(Registrant’s Telephone Number, Including Area Code)

John D. Jackson
Secretary and Chief Legal Officer
Thrivent Core Funds
901 Marquette Avenue, Suite 2500
Minneapolis, Minnesota 55402-3211
(Name and Address of Agent for Service)

EXPLANATORY NOTE
The Fund’s shares described in this Registration Statement are not registered under the Securities Act of 1933 (the “1933 Act”) because the shares are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Fund may only be made by domestic investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Amendment to the Registration Statement filed on behalf of the Fund does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the 1933 Act, any beneficial interests in the Fund.
In addition to the Fund described in this Registration Statement, the Registrant offers series pursuant to a separate prospectus and statement of additional information filed under the 1933 Act and the Investment Company Act of 1940; the filing of this Registration Statement does not affect such other prospectus and statement of additional information of the Registrant.

Part A
Thrivent Core Short-Term Reserve Fund (the “Fund”), a series of Thrivent Core Funds (the “Trust”)
February 28, 2025
Item 1. Front and Back Cover Pages
Not Applicable.
Item 2. Risk/Return Summary: Investment Objective/Goals
Not Applicable.
Item 3. Risk/Return Summary: Fee Table
Not Applicable.
Item 4. Risk/Return Summary: Investments, Risks and Performance
Not Applicable.
Item 5. Management
Thrivent Asset Management, LLC (“Thrivent Asset Mgt.” or the “Adviser”) serves as the investment adviser for the Fund.
William D. Stouten, a senior portfolio manager, is primarily responsible for the day-to-day management of the Fund. He has served as a portfolio manager of the Fund since its inception in 2016.
Item 6. Purchase and Sale of Fund Shares
Shares of the Fund are not registered under the 1933 Act and, therefore, are not sold to the public. There are no minimum initial or subsequent investment requirements to invest in the Fund. Fund shares are redeemable. Shares may be purchased from or sold back to the Fund on days that the New York Stock Exchange is open for business at the net asset value per share of the Fund next determined after the redemption request is communicated by an authorized individual to the Fund and determined to be in good order.
Item 7. Tax Information
The Fund intends to make distributions that may be taxed as ordinary income or capital gains.
Item 8. Financial Intermediary Compensation
Not applicable.
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Item 9. Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings
The Trust, a registered open-end management investment company organized as a Delaware statutory trust, currently offers shares of beneficial interest in seven series, including the Fund. Thrivent Asset Mgt., the investment adviser for the Trust, or its affiliate, Thrivent Financial for Lutherans (“Thrivent”), serves as the investment adviser for the series of Thrivent Mutual Funds (“TMF”), Thrivent Series Fund, Inc. (“TSF”), Thrivent Cash Management Trust, and Thrivent ETF Trust, as applicable. The Fund was established primarily to serve as a cash sweep vehicle for the series of TMF and TSF.
The investment objective, principal strategies and risks of the Fund are described below. The investment objective of the Fund may be changed at any time by the Board of Trustees of the Trust (the “Board”) upon at least 30 days’ prior written notice to shareholders of the Fund. See the Statement of Additional Information (the “SAI”) for a description of the Fund’s investment restrictions.
Objective and Strategies
The Fund seeks a high level of current income consistent with liquidity and the preservation of capital.
The Fund primarily invests in investment-grade, fixed-income securities. Although the value of the Fund’s shares fluctuates, Thrivent Asset Mgt. seeks to manage the magnitude of fluctuation by limiting the Fund’s weighted-average-maturity to 90 days or less. Weighted-average-maturity measures the price sensitivity of a fixed-income security to changes in interest rates. Allowable investments consist primarily of U.S. dollar-denominated debt securities that may include, but are not limited to, obligations of U.S., state, and local governments, their agencies and instrumentalities; mortgage- and asset-backed securities; corporate debt securities; time deposits, repurchase agreements; and other securities that have debt-like characteristics. The Fund may also invest in other investment companies that have exposure to fixed-income securities. The Fund is subject to the following investment restrictions:
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The weighted-average-maturity of Fund investments shall not exceed 90 days.
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The weighted-average-life of Fund investments shall not exceed 270 days.
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Legal final maturities of Fund investments shall not exceed 15 months for corporate and fixed-rate securities.
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Legal final maturities of Fund investments shall not exceed two years for government floating rate securities.
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The Fund will not invest in securities rated below BBB as rated by Standard & Poor’s Corporation (“S&P”) or rated below Baa2 as rated by Moody’s Investors Service, Inc. (“Moody’s”).
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The Fund will not invest in commercial paper rated below P-2 as rated by Moody’s or rated below A-2 as rated by S&P.
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Commercial paper rated P-2/A-2 shall not exceed 90 days to final maturity.
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Corporate bonds rated lower than A as rated by S&P and rated lower than A2 as rated by Moody’s shall not exceed 90 days to final maturity.
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Foreign domiciled securities shall not exceed 50% of the Fund’s total assets.
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The Fund shall not purchase or sell derivatives (such as options, futures contracts and options on futures contracts).
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The Fund shall not purchase or sell equity-like securities.
The Fund is not a “money market fund” and is not subject to the rules and limitations regarding the quality, maturity, liquidity and other features of securities that such funds may purchase. While the Fund does not have a policy to seek to maintain a constant price per share of $1.00, the Adviser seeks to manage NAV fluctuation by limiting the Fund’s weighted-average-maturity.
The Fund may invest in securities of any market sector and may hold a significant amount of securities of companies, from time to time, within a single sector such as financials.
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Description of Principal Security Types
Below is information about the Fund’s principal investment techniques. The Fund may also use strategies and invest in securities as described in the SAI.
Corporate Debt Securities. The Fund may invest in corporate debt securities issued by companies of all kinds, including those with small-, mid- and large-capitalizations. Corporate debt securities are usually issued by businesses to finance their operations. Notes, bonds, debentures and commercial paper are the most common types of corporate debt securities, with the primary difference being their maturities and secured or unsecured status. Commercial paper has the shortest term and is usually unsecured. Corporate debt securities may be rated investment-grade or below investment-grade and may carry fixed or floating rates of interest.
U.S. Government Securities. U.S. Government securities include obligations issued or guaranteed by the U.S. Treasury or by an agency or instrumentality of the U.S. government. U.S. Government securities may be backed by the full faith and credit of the U.S. Treasury, the right to borrow from the U.S. Treasury or the agency or instrumentality issuing or guaranteeing the security.
Municipal Bonds. The Fund may invest in municipal bonds backed by the U.S. Treasury or U.S. government sponsored agency. States, local governments, and municipalities issue municipal bonds to raise money for certain purposes. Municipal bonds include general obligation bonds, revenue bonds, and participation interests in municipal leases. Municipal bonds issued to finance activities with a broad public purpose are generally exempt from federal income tax. Taxable municipal bonds are often used to finance private development projects but can be issued whenever the municipality exhausts its allowed limits of tax-exempt bonds. As such, the interest paid to holders of such bonds is taxable as ordinary income.
Repurchase Agreements. In a repurchase agreement, the Fund purchases securities from a financial institution that agrees to repurchase the securities from the Fund within a specified time at the Fund’s cost plus interest.
Mortgage-Backed and Asset-Backed Securities. The Fund may invest in mortgage-backed and asset-backed securities. Mortgage-backed securities are securities that are backed by pools of mortgages and which pay income based on the payments of principal and income they receive from the underlying mortgages. Asset-backed securities are similar but are backed by other assets, such as pools of consumer loans. Both are sensitive to interest rate changes as well as to changes in the repayment patterns of the underlying securities. If the principal payment on the underlying asset is repaid faster or slower than the holder of the mortgage-backed or asset-backed security anticipates, the price of the security may fall, especially if the holder must reinvest the repaid principal at lower rates or must continue to hold the securities when interest rates rise.
Stripped Securities. Stripped securities are U.S. Treasury bonds and notes, the unmatured interest coupons of which have been separated from the underlying obligation. Stripped securities are zero coupon obligations that are normally issued at a discount from their face value. The Fund may invest no more than 25% of its assets in stripped securities that have been stripped by their holder, which is typically a custodian bank or investment brokerage firm.
Variable and Floating Rate Instruments. A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Interest rates on these securities are ordinarily tied to, and represent a percentage of, a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank. These rates may change as often as twice daily. Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of comparable fixed-income obligations. Thus, investing in variable and floating rate securities generally affords less opportunity for capital appreciation and depreciation than investing in comparable fixed-income securities.
Commercial Paper. The Fund may invest in commercial paper. Commercial paper is a short-term debt obligation, with a maturity ranging generally from 2 to 270 days, issued by banks, corporations and other borrowers. These instruments are generally unsecured, which increases the credit risk associated with this type of investment.
Adjustable Rate Securities. The Fund may invest in bonds or other debt instruments that pay interest at an adjustable rate. The interest rate may be adjusted daily or at specified intervals (such as monthly, quarterly or annually). Adjustments may be based on a referenced market rate for a specified term (such as one, three or twelve months). For
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some securities, adjustments are made by a third-party to maintain a market value close to the security’s face amount. Adjustments may be limited by caps or floors.
Some adjustable rate securities are payable upon demand, which should reduce the volatility of their market values. The right to demand payment may be exercisable after a specified notice period (such as seven or thirty days) and only at specified intervals (such as at the end of a calendar month or quarter).
So long as the Adviser expects an adjustable rate security’s market value to approximate its face value after each interest rate adjustment, the Adviser may rely on the interest rate when calculating the Fund’s dollar-weighted average maturity or duration. The market value of an adjustable rate security may nevertheless decline, due to changes in market conditions or the financial condition of the issuer and the effects of caps or floors on interest rate adjustments.
When-Issued Transactions. The Fund may invest in securities prior to their date of issuance. These securities may fall in value from the time they are purchased to the time they are actually issued, which may be any time from a few days to over a year. The Fund will not invest more than 25% of its net assets in when-issued securities.
Forward Commitments. The Fund may contract to purchase securities for a fixed price at a future date beyond the customary settlement time, provided that the forward commitment is consistent with the Fund’s ability to manage its investment portfolio, maintain a stable net asset value and honor redemption requests. The failure of the other party to the transaction to complete the transaction may cause the Fund to miss an advantageous price or yield. The Fund bears the risk of price fluctuations during the period between the trade and settlement dates.
Bank Instruments. The Fund may invest in bank instruments to achieve its investment objective. These instruments include, but are not limited to, certificates of deposit, bankers’ acceptances and time deposits.
Variable Amount Master Demand Notes. The Fund may invest in variable amount master demand notes, which are unsecured obligations that are redeemable upon demand and are typically unrated. These instruments are issued pursuant to written agreements between their issuers and holders. The agreements permit the holders to increase (subject to an agreed maximum) and the holders and issuers to decrease the principal amount of the notes, and specify that the rate of interest payable on the principal fluctuates according to an agreed upon formula.
Zero Coupon Securities. These securities are notes, bonds and debentures that (i) do not pay current interest and are issued at a substantial discount from par value, (ii) have been stripped of their unmatured interest coupons and receipts, or (iii) pay no interest until a stated date one or more years into the future. These securities also include certificates representing interests in such stripped coupons and receipts.
Because a zero coupon security pays no interest to its holder during its life or for a substantial period of time, it usually trades at a deep discount from its face or par value and will be subject to greater fluctuations in market value in response to changing interest rates than debt obligations of comparable maturity that make regular distributions of interest.
Eurodollar Certificates of Deposit (“ECDs”), Eurodollar Time Deposits (“ETDs”) and Yankee Certificates of Deposit (“YCDs”). ECDs and ETDs are U.S. dollar-denominated certificates of deposit issued by foreign branches of domestic banks and foreign banks. YCDs are U.S. dollar-denominated certificates of deposit issued by U.S. branches of foreign banks.
Different risks than those associated with the obligations of domestic banks may exist for ECDs, ETDs and YCDs because the banks issuing these instruments, or their domestic or foreign branches, are not necessarily subject to the same regulatory requirements that apply to domestic banks, such as loan limitations, examinations and reserve, accounting, auditing, recordkeeping and public reporting requirements. Obligations of foreign issuers also involve risks such as future unfavorable political and economic developments, withholding tax, seizures of foreign deposits, currency controls, interest limitations, and other governmental restrictions that might affect repayment of principal or payment of interest, or the ability to honor a credit commitment.
Risk Factors
The following provides general information on the risks associated with the Fund’s principal investments. Any additional risks associated with the Fund’s non-principal investments are described in the Fund’s SAI. The Fund’s SAI also may
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provide additional information about the risks associated with the Fund’s principal investments. The Fund may not achieve its investment objective and you could lose money by investing in the Fund.
Interest Rate Risk. Interest rate risk is the risk that prices of debt securities decline in value when interest rates rise for debt securities that pay a fixed rate of interest. Debt securities with longer durations (a measure of price sensitivity of a bond or bond fund to changes in interest rates) or maturities (i.e., the amount of time until a bond’s issuer must pay its principal or face value) tend to be more sensitive to changes in interest rates than debt securities with shorter durations or maturities. Changes in general economic conditions, inflation, and monetary policies, such as certain types of interest rate changes by the Federal Reserve, could affect interest rates and the value of some securities. During periods of low interest rates or when inflation rates are high or rising, the Fund may be subject to a greater risk of rising interest rates.
Mortgage-Backed and Other Asset-Backed Securities Risk. The value of mortgage-backed and asset-backed securities are influenced by the factors affecting the housing market and the assets underlying such securities. As a result, during periods of declining asset value, difficult or frozen credit markets, swings in interest rates, or deteriorating economic conditions, mortgage-related and asset-backed securities may decline in value, face valuation difficulties, become more volatile and/or become illiquid. In addition, both mortgage-backed and asset-backed securities are sensitive to changes in the repayment patterns of the underlying security. If the principal payment on the underlying asset is repaid faster or slower than the holder of the asset-backed or mortgage-backed security anticipates, the price of the security may fall, particularly if the holder must reinvest the repaid principal at lower rates or must continue to hold the security when interest rates rise. This effect may cause the value of the Fund to decline and reduce the overall return of the Fund. This effect may cause the value of the Fund to decline and reduce the overall return of the Fund. Mortgage-backed securities are also subject to extension risk, which is the risk that when interest rates rise, certain mortgage-backed securities are paid in full by the issuer more slowly than anticipated. This can cause the market value of the security to fall because the market may view its interest rate as low for a longer-term investment.
Credit Risk. Credit risk is the risk that an issuer of a debt security to which the Fund is exposed may no longer be able or willing to pay its debt. As a result of such an event, the debt security may decline in price and affect the value of the Fund.
Cybersecurity Risk. The Fund and its service providers may be susceptible to operational, information security, privacy, fraud, business disruption, and related risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems to misappropriate assets or sensitive information, corrupt data, or otherwise disrupt operations. Cyber incidents affecting the Adviser or other service providers (including, but not limited to, fund accountants, custodians, and transfer agents) have the ability to disrupt and impact business operations, potentially resulting in financial losses, by interfering with the Fund’s ability to calculate its NAV, corrupting data or preventing parties from sharing information necessary for the Fund’s operation, preventing or slowing trades, stopping shareholders from making transactions, potentially subjecting the Fund or the Adviser to regulatory fines and penalties, and creating additional compliance costs. Similar types of cybersecurity risks are also present for issuers or securities in which the Fund may invest, which could result in material adverse consequences for such issuers and may cause the Fund’s investments in such companies to lose value. While the Fund’s service providers have established business continuity and incident response plans in the event of such cyber incidents, there are inherent limitations in such plans and systems. Additionally, the Fund cannot control the cybersecurity plans and systems put in place by its service providers or any other third parties whose operations may affect the Fund or its shareholders. Although the Fund attempts to minimize such failures through controls and oversight, it is not possible to identify all of the operational risks that may affect the Fund or to develop processes and controls that completely eliminate or mitigate the occurrence of such failures or other disruptions in service. The value of an investment in the Fund’s shares may be adversely affected by the occurrence of the operational errors or failures or technological issues or other similar events and the Fund and its shareholders may bear costs tied to these risks.
Financial Sector Risk. To the extent that the financials sector represents a significant portion of the Fund, the Fund will be sensitive to changes in, and its performance may depend to a greater extent on, factors impacting this sector. Performance of companies in the financials sector may be adversely impacted by many factors, including, among others, government regulations, economic conditions, credit rating downgrades, changes in interest rates, and decreased liquidity in credit markets. The impact of more stringent capital requirements, recent or future regulation of any individual financial company or recent or future regulation of the financials sector as a whole cannot be predicted. In recent years, cyber attacks and technology malfunctions and failures have become increasingly frequent in this sector and have caused significant losses.
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Government Securities Risk. The Fund invests in securities issued or guaranteed by the U.S. government or its agencies and instrumentalities (such as Federal Home Loan Bank, Ginnie Mae, Fannie Mae or Freddie Mac securities). Securities issued or guaranteed by Federal Home Loan Banks, Ginnie Mae, Fannie Mae or Freddie Mac are not issued directly by the U.S. government. Ginnie Mae is a wholly owned U.S. corporation that is authorized to guarantee, with the full faith and credit of the U.S. government, the timely payment of principal and interest of its securities. By contrast, securities issued or guaranteed by U.S. government-related organizations such as Federal Home Loan Banks, Fannie Mae and Freddie Mac are not backed by the full faith and credit of the U.S. government. No assurance can be given that the U.S. government would provide financial support to its agencies and instrumentalities if not required to do so by law. In addition, the value of U.S. Government securities may be affected by changes in the credit rating of the U.S. government, which may be negatively impacted by rising levels of indebtedness. It is possible that issuers of U.S. Government securities will not have the funds to meet their payment obligations in the future.
Investment Adviser Risk. The Fund is actively managed and the success of its investment strategy depends significantly on the skills of the Adviser in assessing the potential of the investments in which the Fund invests. This assessment of investments may prove incorrect, resulting in losses or poor performance, even in rising markets. There is also no guarantee that the Adviser will be able to effectively implement the Fund’s investment objective.
Prepayment Risk. Mortgage-backed and asset-backed securities are sensitive to changes in the repayment patterns of the underlying securities, including the conversion, prepayment or redemption of the investments. If the principal payment on the underlying asset is repaid faster than the holder of the mortgage-backed or asset-backed security anticipates, the price of the security may fall, especially if the holder must reinvest the repaid principal at lower rates. When people start prepaying the principal on the collateral underlying a collateralized mortgage obligation (“CMOs”) (such as mortgages underlying a CMO), for example, some classes may retire substantially earlier than the stated maturity or final distribution dates.
Redemption and Lending Risk.The Fund participates in an interfund lending program (the “Program”) which enables a participating fund to lend cash directly to and borrow money from other participating funds for temporary purposes. The other participants in the Program are other mutual funds advised by the Adviser and its affiliates. Under the Program, all loans will be made by the Fund. There is risk that a borrowing fund could be unable to repay a loan when due, and a delay in repayment to the Fund could result in a lost opportunity and increase risk of the Fund experiencing a loss when meeting redemption requests if it is forced to sell securities at unfavorable prices in an effort to generate sufficient cash to pay redeeming shareholders.
Redemption and Share Ownership Risk. The Fund may need to sell portfolio securities to meet redemption requests. The Fund could experience a loss when selling portfolio securities to meet redemption requests if there is (i) significant redemption activity by shareholders, including, for example, when a single investor or few large investors make a significant redemption of Fund shares, (ii) a disruption in the normal operation of the markets in which the Fund buys and sells portfolio securities or (iii) the inability of the Fund to sell portfolio securities because such securities are illiquid. In such events, the Fund could be forced to sell securities at unfavorable prices in an effort to generate sufficient cash to pay redeeming shareholders. A majority of the Fund’s shares may be held by other mutual funds advised by the Adviser and its affiliates. It also is possible that some or all of these other mutual funds will decide to purchase or redeem shares of the Fund simultaneously or within a short period of time of one another in order to execute their asset allocation strategies. Accordingly, there is a risk that the share trading activities of these shareholders could disrupt the Fund’s investment strategies which could have adverse consequences for the Fund and other shareholders (e.g., by requiring the Fund to sell investments at inopportune times or causing the Fund to maintain larger-than-expected cash positions pending acquisition of investments).
Regulatory Risk. Legal, tax, and regulatory developments may adversely affect the Fund. Securities and futures markets are subject to comprehensive statutes, regulations, and margin requirements enforced by the SEC, other regulators and self-regulatory organizations, and exchanges, which are authorized to take extraordinary actions in the event of market emergencies. The regulatory environment for the Fund is evolving, and changes in the regulation of investment funds, managers, and their trading activities and capital markets, or a regulator’s disagreement with the Fund’s interpretation of the application of certain regulations, may adversely affect the ability of a Fund to pursue its investment strategy, its ability to obtain leverage and financing, and the value of investments held by the Fund.
The shares of the Fund have not been registered under the 1933 Act, and, because they will be offered only to a limited number of qualified investors, it is anticipated that they will be exempt from those registration provisions. Shares of the Fund may not be transferred or resold without registration under the 1933 Act or pursuant to an exemption from such
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registration. However, shares of the Fund may be redeemed in accordance with the terms of the Trust’s Declaration of Trust and the offering materials provided to shareholders.
Disclosure of Portfolio Holdings
A description of the Fund’s policies and procedures with respect to the disclosure of its portfolio securities is available in the SAI, which can be obtained at thriventcorefunds.com/prospectus.
Item 10. Management, Organization, and Capital Structure
The Adviser
The Fund is managed by Thrivent Asset Mgt., 901 Marquette Avenue, Suite 2500, Minneapolis, Minnesota 55402-3211. Thrivent Asset Mgt. had approximately $33.8 billion in assets under management as of December 31, 2024. Thrivent Asset Mgt. is an indirect wholly owned subsidiary of Thrivent Financial for Lutherans (“Thrivent”). Thrivent and its affiliates have been in the investment advisory business since 1986 and had approximately $188.4 billion in assets under management as of December 31, 2024.
The Adviser does not receive a fee for its investment advisory services. A discussion regarding the basis for the Board’s approval of the Fund’s investment advisory agreement is included in the Form N-CSR filing for the most recent annual period.
Administrative Service Fee
The Adviser is responsible for providing certain administrative and accounting services to the Fund. The Fund pays the Adviser a fee equal to the sum of $100,000 ($90,000 prior to January 1, 2024) for providing such services to the Fund. See “Investment Advisory and Other Services – Administrator” in the SAI for additional information.
Portfolio Management
This section provides information about portfolio management for the Fund. The SAI for the Trust provides information about the portfolio manager’s compensation, other accounts managed by the portfolio manager, and the portfolio manager’s ownership of shares of the Fund.
William D. Stouten, a senior portfolio manager, is primarily responsible for the day-to-day management of the Fund. He has served as a portfolio manager of the Fund since its inception in 2016. Since 2003, he has also served as a portfolio manager of Thrivent Money Market Fund, a series of TMF, Thrivent Money Market Portfolio, a series of TSF, and Thrivent Cash Management Trust. Prior to this position, he was a research analyst and trader for the Thrivent money market funds since 2001, when he joined Thrivent.
Capital Stock
Shares of the Fund are not registered under the 1933 Act or the securities law of any state and are sold in reliance upon an exemption from the registration requirements of those laws. Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration. However, shares may be redeemed on any day that the New York Stock Exchange is open for business.
Item 11. Shareholder Information
Pricing of Fund Shares
The price of the Fund’s shares is based on the Fund’s net asset value (“NAV”). The Fund generally determines its NAV once daily at the close of regular trading on the New York Stock Exchange (“NYSE”), which is normally 4:00 p.m. Eastern Time. If the NYSE has an unscheduled early close but certain other markets remain open until their regularly scheduled closing time, the NAV may be determined as of the regularly scheduled closing time of the NYSE. If the NYSE and/or
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certain other markets close early due to extraordinary circumstances (e.g., weather, terrorism, etc.), the NAV may be calculated as of the early close of the NYSE and/or other markets. The NAV generally will not be determined on days when, due to extraordinary circumstances, the NYSE and/or certain other markets do not open for trading. The Fund does not determine NAV on holidays observed by the NYSE or on any other day when the NYSE is closed. The NYSE is regularly closed on Saturdays and Sundays, New Year’s Day, Martin Luther King, Jr. Day, Presidents Day, Good Friday, Memorial Day, Juneteenth, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.
The Fund determines the NAV by dividing the total Fund assets, less all liabilities, by the total number of outstanding shares of that class. To determine the NAV, the Fund generally values its securities at current market value using readily available market prices. If market prices are not readily available or if the Adviser determines that are not reliable, the Board has designated the Adviser to make fair valuation determinations in accordance with Rule 2a-5 under the Investment Company Act of 1940, as amended (the “1940 Act”). Fair valuation of a particular security is an inherently subjective process, with no single standard to utilize when determining a security’s fair value. In each case where a security is fair valued, consideration is given to the facts and circumstances relevant to the particular situation. This consideration includes a review of various factors set forth in the pricing policies.
Because many foreign markets close before the U.S. markets, significant events may occur between the close of the foreign market and the close of the U.S. markets, when the Fund’s assets are valued, that could have a material impact on the valuation of foreign securities (i.e., available price quotations for these securities may not necessarily reflect the occurrence of the significant event). The Adviser evaluates the impact of these significant events and adjusts the valuation of foreign securities to reflect the fair value as of the close of the U.S. markets to the extent that the available price quotations do not, in the Adviser‘s opinion, adequately reflect the occurrence of the significant events.
Purchase of Fund Shares
Shares of the Fund are available for purchase on days on which the NYSE is open for business. The transfer agent, Thrivent Financial Investor Services Inc. (“TFISI”), will process shareholder purchase orders accepted by the Fund. All shares are purchased at the net asset value per share of the Fund next determined after the purchase request is communicated to the Fund.
Redemption of Fund Shares
Shares of the Fund may be redeemed on days on which the NYSE is open for business at the net asset value per share of the Fund next determined after the redemption request is communicated to the Trust and determined to be in good order. TFISI, as transfer agent, will process shareholder redemptions accepted by the Fund.
The Fund typically expects to pay redemption proceeds within one business day after receipt of a redemption request determined to be in good order. Payment may take up to seven days, subject to the limited exceptions as permitted by the SEC. The Fund typically expects to meet redemption requests with cash or cash equivalents held by the Fund or from proceeds from selling portfolio assets in connection with the normal course of management of the Fund. In stressed or otherwise abnormal market conditions, including to meet significant redemption activity by shareholders, the Fund may need to sell portfolio assets. In this type of situation, the Fund could be forced to sell portfolio securities at unfavorable prices in an effort to generate sufficient cash to pay redeeming shareholders.
Although the Fund typically expects to pay redemption proceeds in cash, in certain circumstances when in the best interest of the Fund, including if the Fund determines that a cash redemption would be detrimental to remaining shareholders, the Fund may pay all or a portion of redemption proceeds to shareholders with in-kind distributions of the Fund’s securities. Such in-kind distributions may be pro rata or another method that is determined to be fair to both the redeeming shareholder and the remaining shareholders in accordance with policies and procedures adopted by the Fund. You may incur brokerage and other transaction costs associated with converting into cash the portfolio securities distributed to you for such in-kind redemptions. The portfolio securities you receive may increase or decrease in value before you convert them into cash. You may incur tax liability when you sell the portfolio securities you receive from an in-kind redemption. There are no redemption charges.
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Policy Regarding Frequent Purchases and Redemptions
Because the only shareholders in the Fund are affiliates of the Trust, the Fund does not restrict the frequency of purchases and redemptions.
Dividends and Distributions
Dividends on shares of the Fund will be declared daily and distributed monthly from net investment income. Distributions from capital gains, if any, will be made at least annually. Generally, capital gain distributions will be declared and paid in December, if required for the Fund to avoid imposition of a federal excise tax. The Fund does not expect to realize any material long-term capital gains or losses.
A shareholder’s right to receive dividends and distributions with respect to shares purchased commences on the effective date of the purchase of such shares and continues through the day immediately preceding the effective date of redemption of such shares.
Tax Consequences
Dividends from net investment income and distributions of net short-term capital gains are taxable to shareholders as ordinary income under federal income tax laws. Distributions from net long-term capital gains are taxable as long-term capital gains regardless of the length of time a shareholder has held such shares. Dividends and distributions are taxable whether they are paid in cash or in additional shares.
Under federal law, the income derived from U.S. Government securities is exempt from state income taxes. All states that tax personal income permit mutual funds to pass this tax exemption through to their shareholders under certain circumstances. Income from repurchase agreements in which the underlying securities are U.S. Government securities does not receive this exempt treatment.
The redemption, exchange or other disposition of shares by a shareholder that constitutes a sale for federal income tax purposes is a taxable event and may result in capital gain or loss. Any loss incurred on the redemption or exchange of the Fund’s shares with a tax holding period of six months or less will be treated as a long-term capital loss to the extent of any amounts treated as distributions of long-term capital gain with respect to such shares.
Shareholders will be notified after the end of each calendar year of the amount of income dividends and net capital gains distributed and the percentage of the Fund’s income attributable to U.S. Government securities. The Fund is required to withhold 24% of all taxable dividends, distributions and redemption proceeds payable to any noncorporate shareholder that does not provide the Fund with its correct taxpayer identification number and certification that the shareholder is not subject to backup withholding.
The foregoing discussion is only a summary of certain federal income tax issues generally affecting the Fund and its shareholders. Circumstances among investors may vary and each investor should discuss the tax consequences of an investment in the Fund with a tax adviser.
Item 12. Distribution Arrangements
Shares of the Fund are being offered to series of TMF and TSF and other Thrivent entities. Shares of the Fund are sold on a private placement basis in accordance with Regulation D under the 1933 Act. Shares of the Fund are not subject to a sales load or redemption fee. Assets of the Fund are not subject to a Rule 12b-1 fee.
Item 13. Financial Highlights Information
Not Applicable.
9

Part B
Item 14. Cover Page and Table of Contents
Thrivent Core Funds
Statement of Additional Information
Dated February 28, 2025
Fund
Thrivent Core Short-Term Reserve Fund
The above-referenced mutual fund (the “Fund”) is a series of Thrivent Core Funds (the “Trust”). The Trust is a registered open-end management investment company organized as a Delaware statutory trust offering shares of beneficial interest in the investment portfolio of the Fund. Additional series are offered by the Trust under a separate registration statement. Shares of the Fund are offered through the Fund’s prospectus (the “Prospectus”). The Fund is diversified as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).
This Statement of Additional Information (the “SAI”) is not a prospectus but should be read in conjunction with the Fund’s prospectus dated February 28, 2025, as from time to time revised or supplemented (the “Prospectus”).
The Fund’s financial statements contain important information about the Fund. For the fiscal period ended October 31, 2024, these statements, along with the Report of Independent Registered Public Accounting Firm, are included in the Trust’s Form N-CSR filing for such period and are incorporated herein by reference.
For a free copy of a Prospectus, this SAI, or an annual or semiannual report for the Fund, or to request other information or ask questions about the Fund, call toll-free 800-847-4836 or visit thriventcorefunds.com/prospectus. You may also get information about the Fund on the EDGAR database on the SEC’s internet site at SEC.gov. Copies of the information may also be obtained, after paying a duplicating fee, by sending an email to publicinfo@sec.gov.

Table of Contents

Item 15. Trust History
The Trust was organized as a Delaware statutory trust on March 18, 2016.
Item 16. Description of The Fund and Its Investments and Risks
The Trust is registered as an open-end management investment company under the 1940 Act. In addition to the Fund, the Trust consists of six other series that are offered under a separate registration statement. The Fund is diversified.
Investment Policies
The investment policies described below (i) reflect the current practices of the Fund, (ii) are not fundamental, and (iii) may be changed by the Board of Trustees (the “Board”) without shareholder approval. To the extent consistent with the Fund’s investment objective and other stated policies and restrictions, and unless otherwise indicated, the Fund may invest in the following instruments and may use the following investment techniques:
U.S. Government Securities. The Fund may invest in U.S. Government securities. U.S. Government securities refer to a variety of debt securities that are issued or guaranteed by the U.S. Treasury, by various agencies of the U.S. government and by various instrumentalities that have been established or sponsored by the U.S. government. The term also refers to repurchase agreements collateralized by such securities.
U.S. Treasury securities are backed by the full faith and credit of the U.S. government. Other types of securities issued or guaranteed by Federal agencies and U.S. government-sponsored instrumentalities may or may not be backed by the full faith and credit of the U.S. government. The U.S. government, however, does not guarantee the market price of any U.S. Government securities. In addition, the value of U.S. Government securities may be affected by changes in the credit rating of the U.S. government, which may be negatively impacted by rising levels of indebtedness. From time to time, there has been uncertainty regarding the status of negotiations in the U.S. government to increase or suspend the statutory debt ceiling, which could increase the risk that the U.S. government may default on payments on certain U.S. Government securities, cause the credit rating of the U.S. government to be downgraded, increase volatility in both stock and bond markets, result in higher interest rates, reduce prices of U.S. Treasury securities, and/or increase the costs of certain kinds of debt.
In the case of securities not backed by the full faith and credit of the U.S. government, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment. The investor may not be able to assert a claim against the U.S. itself in the event the agency or instrumentality does not meet its commitment.
Bank Instruments. The Fund may invest in bank instruments as part of its investment objective. These instruments include, but are not limited to, certificates of deposit, bankers’ acceptances and time deposits. Certificates of deposit are generally short-term (i.e., less than one year), interest-bearing negotiable certificates issued by commercial banks or savings and loan associations against funds deposited in the issuing institution. A banker’s acceptance is a time draft drawn on a commercial bank by a borrower, usually in connection with an international commercial transaction (to finance the import, export, transfer or storage of goods). A banker’s acceptance may be obtained from a domestic or foreign bank including a U.S. branch or agency of a foreign bank. The borrower is liable for payment as well as the bank, which unconditionally guarantees to pay the draft at its face amount on the maturity date. Most acceptances have maturities of six months or less and are traded in secondary markets prior to maturity. Time deposits are non-negotiable deposits for a fixed period of time at a stated interest rate.
U.S. branches of foreign banks are offices of foreign banks and are not separately incorporated entities. They are chartered and regulated under federal or state law. U.S. federal branches of foreign banks are chartered and regulated by the Comptroller of the Currency, while state branches and agencies are chartered and regulated by authorities of the respective state or the District of Columbia. U.S. branches of foreign banks may accept deposits and thus are eligible for FDIC insurance; however, not all such branches elect FDIC insurance. U.S. branches of foreign banks can maintain credit balances, which are funds received by the office incidental to or arising out of the exercise of their banking powers and can exercise other commercial functions, such as lending activities.

Investing in instruments issued by foreign branches of U.S. banks and U.S. branches of foreign banks may involve risks. These risks may include future unfavorable political and economic developments, possible withholding or confiscatory taxes, seizure of foreign deposits, currency controls, interest limitations and other governmental restrictions that might affect payment of principal or interest, and possible difficulties pursuing or enforcing claims against banks located outside the U.S. Additionally, foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards or other regulatory requirements and practices comparable to U.S. issuers, and there may be less public information available about foreign banks and their branches and agencies.
Repurchase Agreements. The Fund may engage in repurchase agreement transactions in pursuit of its investment objective. A repurchase agreement consists of a purchase and a simultaneous agreement to resell an investment for later delivery at an agreed upon price and rate of interest. A Fund must take possession of collateral either directly or through a third-party custodian. If the original seller of a security subject to a repurchase agreement fails to repurchase the security at the agreed upon time, the Fund could incur a loss due to a drop in the market value of the security during the time it takes the Fund to either sell the security or take action to enforce the original seller’s agreement to repurchase the security. Also, if a defaulting original seller filed for bankruptcy or became insolvent, disposition of such security might be delayed by pending court action. The Fund may only enter into repurchase agreements with banks and other recognized financial institutions such as broker/dealers that are found by the Fund investment adviser, Thrivent Asset Mgt., to be creditworthy.
Stripped Securities. The Fund may invest in stripped securities, which are U.S. Treasury bonds and notes, the unmatured interest coupons of which have been separated from the underlying obligation. Stripped securities are zero coupon obligations that are normally issued at a discount from their face value. The Fund may invest no more than 25% of its assets in stripped securities that have been stripped by their holder, which is typically a custodian bank or investment brokerage firm. A number of securities firms and banks have stripped the interest coupons and resold them in custodian receipt programs with different names such as Treasury Income Growth Receipts (“TIGRS”) and Certificates of Accrual on Treasuries (“CATS”). The Trust intends to rely on the opinions of counsel to the sellers of these certificates or other evidences of ownership of U.S. Treasury obligations that, for Federal tax and securities purposes, purchasers of such certificates most likely will be deemed the beneficial holders of the underlying U.S. Government securities. Privately-issued stripped securities such as TIGRS and CATS are not themselves guaranteed by the U.S. government, but the future payment of principal or interest on the U.S. Treasury obligations that they represent is so guaranteed.
Variable and Floating Rate Instruments. A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Interest rates on these securities are ordinarily tied to, and represent a percentage of, a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank. These rates may change as often as twice daily. Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of comparable fixed-income obligations. Thus, investing in variable and floating rate securities generally affords less opportunity for capital appreciation and depreciation than investing in comparable fixed-income securities.
Variable and floating rate instruments may include variable amount master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. There may be no active secondary market with respect to a particular variable or floating rate instrument. Nevertheless, the periodic readjustments of their interest rates tend to assure that their value to the Fund will approximate their par value. Illiquid variable and floating rate instruments (instruments that are not payable upon seven days’ notice and do not have an active trading market) that are acquired by the Fund are subject to the Fund’s percentage limitations regarding securities that are illiquid or not readily marketable. The Adviser will continuously monitor the creditworthiness of issuers of variable and floating rate instruments in which the Fund invests and the ability of issuers to repay principal and interest.
Municipal Bonds. The Fund may invest in municipal bonds, including taxable ones, which are backed by the United States Treasury or government sponsored agency. States, local governments and municipalities issue municipal bonds to raise money for certain purposes. Municipal bonds issued to finance activities with a broad public purpose are generally exempt from federal income tax. Taxable municipal bonds are most often used to finance private development projects but can be issued whenever the municipality exhausts its allowed limits of tax-exempt bonds. As such, the interest paid to holders of such bonds is taxable as ordinary income. Many taxable municipal bonds offer yields comparable to those of other taxable bonds, such as corporate and agency bonds. Municipal bonds, whether taxable or not, may be rated investment-grade or below investment-grade and pay interest based on fixed or floating rate coupons.

Maturities may range from long-term to short-term. Municipal bonds are subject to, among others, market risk, credit risk and interest rate risk.
When-Issued Transactions. New issues of securities are often offered on a when-issued basis. This means that delivery and payment for the securities normally will take place several days after the date the buyer commits to purchase them. The payment obligation and the interest rate that will be received on securities purchased on a when-issued basis are each fixed at the time the buyer enters into the commitment.
The Fund will make commitments to purchase when-issued securities only with the intention of actually acquiring the securities, but the Fund may sell these securities or dispose of the commitment before the settlement date if it is deemed advisable as a matter of investment strategy. The Fund will not invest more than 25% of its net assets in when-issued securities.
Securities purchased on a when-issued basis and the securities held by the Fund are subject to changes in market value based upon the public’s perception of changes in the level of interest rates. Generally, the value of such securities will fluctuate inversely to changes in interest rates (i.e., they will appreciate in value when interest rates decline and decrease in value when interest rates rise). Therefore, if in order to achieve higher interest income the Fund remains substantially fully invested at the same time that it has purchased securities on a “when-issued” basis, there will be a greater possibility of fluctuation in the Fund’s net asset value.
When payment for when-issued securities is due, the Fund will meet its obligations from then-available cash flow, the sale of other securities or, and although it would not normally be expected to do so, from the sale of the when-issued securities themselves (which may have a market value greater or less than the Fund’s payment obligation). The sale of securities to meet such obligations carries with it a greater potential for the realization of capital gains, which are subject to federal income taxes.
Illiquid Investments. Pursuant to Rule 22e-4 under the 1940 Act, the Fund may not acquire any “illiquid investment” if, immediately after the acquisition, the Fund would have invested more than 15% of its net assets in illiquid investments that are assets. An illiquid investment is an investment that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment.
The Fund has implemented a written liquidity risk management program and related procedures (“Liquidity Program”) that are reasonably designed to assess and manage the Fund’s “liquidity risk” (defined by the U.S. Securities and Exchange Commission (“SEC”) as the risk that a Fund could not meet requests to redeem shares issued by the Fund without significant dilution of remaining investors’ interests in the Fund) pursuant to certain provisions of Rule 22e-4, as they relate to the Fund. The liquidity of the Fund’s portfolio investments is determined based on relevant market, trading and investment-specific considerations under the Liquidity Program. The adoption of the Liquidity Program is not a guarantee that the Fund will have sufficient liquidity to satisfy its redemption requests in all market conditions or that redemptions can be effected without diluting remaining investors in the Fund.
Zero Coupon Securities. These securities are notes, bonds and debentures that (i) do not pay current interest and are issued at a substantial discount from par value (ii) have been stripped of their unmatured interest coupons and receipts, or (iii) pay no interest until a stated date one or more years into the future. These securities also include certificates representing interests in such stripped coupons and receipts.
Because the Fund accrues taxable income from zero coupon securities without receiving regular interest payments in cash, the Fund may be required to sell portfolio securities in order to pay a dividend. Investing in these securities might also force the Fund to sell portfolio securities to maintain portfolio liquidity.
Because a zero coupon security pays no interest to its holder during its life or for a substantial period of time, it usually trades at a deep discount from its face or par value and will be subject to greater fluctuations in market value in response to changing interest rates than debt obligations of comparable maturity that make regular distributions of interest.

Policy on Disclosure of Portfolio Securities
The Trust has adopted, on behalf of the Fund, policies and procedures relating to disclosure of the Fund’s portfolio securities. The policies and procedures are designed to allow disclosure of portfolio holdings information where necessary to the operation of the Fund or useful to the Fund’s shareholders without compromising the integrity or performance of the Fund. Except when there are legitimate business purposes for selective disclosure and other conditions (designed to protect the Fund and its shareholders) are met, the Fund does not provide or permit others to provide information about its portfolio holdings on a selective basis. Under no circumstances may the Fund, Thrivent Asset Mgt. or their affiliates receive any consideration or compensation for disclosing portfolio holdings information.
The Fund includes portfolio holdings information as required in regulatory filings and shareholder reports. The Fund’s portfolio holdings are disclosed on a regular basis in its semiannual and annual reports to shareholders. The Fund also publicly discloses its complete portfolio holdings as of its first and third fiscal quarter-ends on Form N-PORT. In addition, the Fund may disclose portfolio holdings information in response to requests by governmental authorities. Thrivent Asset Mgt. may distribute or authorize the distribution of information that is not publicly available about the Fund’s portfolio holdings as follows: (i) to its employees and affiliates that provide services to the Fund, (ii) to the Fund’s service providers who require access to the information in order to fulfill their contractual duties relating to the Fund (such service providers may include the Fund’s custodian, auditor, proxy voting service provider, pricing service vendors, liquidity vendors, securities lending agent, and printer), (iii) to certain other parties, such as third-party consultants and ratings and ranking organizations, and (iv) to broker/dealers and certain other entities in order to assist the Fund with potential transactions and management of the Fund, including with respect to in-kind redemptions for liquidity management purposes.
Before any non-public disclosure of information about the Fund’s portfolio holdings is permitted, the Trust’s Chief Compliance Officer or Chief Legal Officer must determine that the Fund has a legitimate business purpose for providing the portfolio holdings information and that the release of this information, including the frequency and time lag, will not disadvantage the Fund. In addition, the disclosure of holdings information must be in the best interests of the Fund’s shareholders, and the recipient must agree or have a duty to keep the information confidential and not to trade directly or indirectly based on the information. Notwithstanding the foregoing, a recipient of non-public holdings information received in connection with certain in-kind redemptions will not be prohibited from hedging or engaging in other transactions related to securities expected to be received in-kind.
In accordance with these policies and procedures, the Fund has ongoing arrangements with the following service providers to provide the Fund’s portfolio holdings information:
Service Provider	Service	Frequency
BlackRock	Trading system	Daily
Bloomberg	Trading system	Daily
Bloomberg BVAL	Pricing service	Daily
Calastone	Fund order trading	Daily
Confluence	Regulatory reporting vendor	Monthly
Donnelley Financial Solutions, Inc.	Regulatory printer	Quarterly
Donnelley Financial Solutions, Inc.	Website content	Monthly
DTCC	Trade matching platform	Daily
FactSet Research Systems Inc.	Systems vendor	Daily
Fidelity National Information Services, Inc.	Mutual Fund Accounting system vendor	Daily
Fidelity National Information Services, Inc.	Personal trading system vendor	Daily
ICE Data Services	Pricing service	Daily
IHS Markit	Pricing service	Daily
Institutional Shareholder Services	Proxy voting & class action services vendor	Daily
Morningstar, Inc.	Data vendor	Quarterly; 60-day lag
OSTTRA	Confirm and reconcile post-trade data	Daily
PricewaterhouseCoopers LLP	Independent registered public accounting firm	Annually

Service Provider	Service	Frequency
PricingDirect Inc.	Pricing service	Daily
S&P Global	Corporate action solutions	Daily
SS&C	Marketing collateral system	Monthly; 5-day lag
State Street Bank and Trust Company	Systems vendor	Daily
State Street Bank and Trust Company	Custodian	Daily
Wolters Kluwer	Systems vendor	Monthly; 3-day lag
As part of the annual review of the compliance policies and procedures of the Fund, the Chief Compliance Officer will discuss the operation and effectiveness of this policy and any changes to the policy that have been made or recommended with the Board.
Investment Restrictions
The fundamental investment restrictions for the Fund are set forth below. These fundamental investment restrictions may not be changed without the approval of a majority of the shareholders of the Fund. The Fund may not:
1.
Borrow money, except as a temporary measure for extraordinary or emergency situations or to facilitate redemptions (not for leveraging or investment), provided that borrowing does not exceed an amount equal to one-third of the current value of the Fund’s assets taken at market value, less liabilities, other than borrowings. If at any time the Fund’s borrowings exceed this limitation due to a decline in net assets, such borrowings will, within three days, be reduced to the extent necessary to comply with this limitation.
2.
Make loans to any person or firm; provided, however, that the Fund is permitted to (i) lend portfolio securities, (ii) enter into repurchase agreements, (iii) purchase all or a portion of an issue of debt securities, bank loan participation interests, bank certificates of deposit, bankers’ acceptances, debentures or other securities, whether or not the purchase is made upon the original issuance of the securities, and (iv) participate in an interfund lending program with other registered investment companies.
3.
Engage in the business of underwriting securities issued by others, except that the Fund will not be deemed to be an underwriter or to be underwriting on account of the purchase or sale of securities subject to legal or contractual restrictions on disposition.
4.
Issue senior securities, except as permitted by its investment objective, policies and restrictions, and except as permitted by the 1940 Act or any exemptive order or rule issued by the SEC.
5.
Invest 25% or more of the value of its total assets in securities of companies primarily engaged in any one industry, except that this restriction does not apply to U.S. Government securities (as such term is defined in the 1940 Act) and to instruments issued by domestic banks; provided, however, that concentration may occur as a result of changes in the market value of portfolio securities and from investments in bankers’ acceptances, certificates of deposit, time deposits and other similar instruments issued by foreign and domestic branches of U.S. and foreign banks.
6.
With respect to 75% of its total assets, invest in securities of any one issuer (other than securities issued by the U.S. government, its agencies and instrumentalities), if immediately thereafter and as a result of such investment (i) the current market value of the Fund’s holdings in the securities of such issuer exceeds 5% of the value of the Fund’s assets, or (ii) the Fund owns more than 10% of the outstanding voting securities of the issuer.
7.
Purchase or sell real estate or real estate mortgage loans; provided, however, that the Fund may invest in securities secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.
The concentration policy of the Fund (as set forth in Investment Restriction No. 5, above) permits the Fund to invest, without limit, in bankers’ acceptances, certificates of deposit and similar instruments issued by (i) U.S. banks, (ii) U.S. branches of foreign banks (in circumstances in which the U.S. branches of foreign banks are subject to the same regulation as U.S. banks), (iii) foreign branches of U.S. banks (in circumstances in which the Fund will have recourse to the U.S. bank for the obligations of the foreign branch), and (iv) foreign branches of foreign banks to the extent that the Adviser determines that the foreign branches of foreign banks are subject to the same or substantially similar regulations as U.S. banks. The Fund may concentrate in such instruments when, in the opinion of the Adviser, the yield, marketability and availability of investments meeting the Fund’s quality standards in the banking industry justify any additional risks associated with the concentration of the Fund’s assets in such industry.

With respect to the fundamental investment restriction above about industry concentration, the Adviser defines industries according to any one or more widely recognized third-party providers and/or as defined by the Adviser. Third-party industry lists may include the Bloomberg Classification System and the Standard and Poor’s Global Industry Classification Standard (GICS) (industry level). The Adviser will also have broad authority to make exceptions from third-party industry lists and determine for the Fund how to classify issuers within or among industries based on such issuer’s characteristics and subject to applicable law.
The Trust has received an exemptive order (the “Order”) from the SEC that allows the Fund, along with other portfolios managed by the Adviser (each a “Participating Fund”), to engage in an interfund lending program (the “Program”). The Program enables a Participating Fund to lend cash directly to and borrow money from other participating funds for temporary purposes. Under the Program, all loans will be made by the Fund. The Program is subject to a number of conditions set forth in the application for the exemptive order, as amended (the “Application”), and the Order, including, among other things, (i) the requirement that the interfund loan rate is more favorable to the lending Participating Fund than the highest current overnight repurchase agreement rate available to the lending Participating Fund (the “Repo Rate”), and more favorable to the borrowing Participating Fund than the rate available that day for cash overdraft from the borrowing Participating Fund’s custodian (the “Bank Loan Rate”); (ii) that no Participating Fund may borrow through the Program on an unsecured basis unless the Participating Fund’s outstanding borrowings from all sources immediately after the interfund borrowing total less than 10% of its total assets; provided that if the Participating Fund has as secured loan outstanding from any other lender, including but not limited to another Participating Fund, the Participating Fund’s interfund borrowing will be secured on at least an equal priority basis with at least an equivalent percentage of collateral to loan value as any outstanding loan that requires collateral; (iii) if a Participating Fund’s total outstanding borrowings immediately after an interfund borrowing would be greater than 10% of its total assets, the Participating Fund may borrow through the Program only on a secured basis; (iv) no Participating Fund may lend money if the loan would cause its aggregate outstanding loans through the Program to exceed 15% of its net assets at the time of the loan; (v) a lending Participating Fund may not loan in excess of 5% of its net assets to any one Participating Fund; and (vi) each interfund loan may be called on one business day’s notice by a lending Participating Fund. The Bank Loan Rate will be determined using a formula established by the Board. The interfund loan rate will be the average of the Repo Rate and the Bank Loan Rate. All interfund loans and borrowings must comply with the conditions set forth in the Application and the Order, which are designed to ensure fair and equitable treatment of all Participating Funds. The Fund may participate in the Program only to the extent that its participation is consistent with the Fund’s investment objectives, limitations, and organizational documents. Upon implementation of the Program, Thrivent Asset Mgt. administers the Program according to procedures approved by the Board.
Unless otherwise noted, whenever an investment policy or limitation states a maximum percentage of the Fund’s assets that may be invested in any security or other asset, that percentage limitation will be determined immediately after and as a result of the Fund’s acquisition of such security or other asset. Accordingly, any subsequent change in values, net assets, or other circumstances will not be considered when determining whether the investment complies with the Fund’s investment policies and limitations. For purposes of the Fund's policies discussed above, any actions taken or omitted or investments made in reliance on, or in accordance with, exemptive relief, no action relief, interpretive guidance or other regulatory or governmental action or guidance, shall be considered to have been taken, made, or omitted in accordance with applicable law.
Item 17. Management of the Fund
Board of Trustees and Officers
The Board is responsible for overseeing the Adviser and other service providers who manage the Fund’s day-to-day business affairs and for exercising all powers except those reserved to the shareholders; the Board also has these responsibilities with respect to the other six series of the Trust. Each Trustee also serves as:
•
Trustee of Thrivent Mutual Funds, a registered investment company consisting of 23 series, which offers Class A and Class S shares;
•
Director of Thrivent Series Fund, Inc., a registered investment company consisting of 30 portfolios that serve as underlying funds for variable contracts issued by Thrivent Financial for Lutherans (“Thrivent”) and separate accounts of insurance companies not affiliated with Thrivent;
•
Trustee of Thrivent Cash Management Trust, a registered investment company consisting of one Fund that serves as a cash collateral fund for a securities lending program sponsored by Thrivent; and

•
Trustees of Thrivent ETF Trust, a registered investment company consisting of three funds that are exchange-traded funds.
The Trust, Thrivent Mutual Funds, Thrivent Series Fund, Inc., Thrivent Cash Management Trust, and Thrivent ETF Trust are collectively referred to as the “Fund Complex.”
The following table provides biographical information about the Trustees and officers of the Trust.
Interested Trustees(1)
Name, Address and Year of Birth(2)	Position with Trust and Length of Service(3)	Number of Portfolios in Fund Complex Overseen by Trustee	Principal Occupation During Past 5 Years	Other Directorships Held Currently and within Past Five Years
Michael W. Kremenak (1978)	President since 2023; Trustee since 2021	64	Senior Vice President and Head of Mutual Funds, Thrivent since 2020; Vice President, Thrivent from 2015 to 2020	Trustee of Thrivent Church Loan and Income Fund from 2020 to 2023
David S. Royal (1971)	Chief Investment Officer since 2017; Trustee since 2016	64	Chief Financial Officer, Thrivent since 2022; Executive Vice President, Chief Investment Officer, Thrivent since 2017; President, Mutual Funds from 2015 to 2023	Currently, Director of Thrivent Trust Company and Advisory Board Member of Twin Bridge Capital Partners; Trustee of Thrivent Church Loan and Income Fund from 2018 to 2023
Independent Trustees(4)
Name, Address and Year of Birth(2)	Position with Trust and Length of Service(3)	Number of Portfolios in Fund Complex Overseen by Trustee	Principal Occupation During the Past 5 Years	Other Directorships Held Currently and within Past Five Years
Janice B. Case (1952)	Trustee since 2016	64	Retired
Independent Director
and member of the
Audit Committee and
Governance and
Nominating
Committee at MN8
Energy LLC and
MN8 Energy
Holdings, LLC since
2023; Independent
Trustee of North
American Electric
Reliability
Corporation from
2008 to 2020

Name, Address and Year of Birth(2)	Position with Trust and Length of Service(3)	Number of Portfolios in Fund Complex Overseen by Trustee	Principal Occupation During the Past 5 Years	Other Directorships Held Currently and within Past Five Years
Robert J. Chersi (1961)	Trustee since 2017	64	Founder of Chersi Services LLC (consulting firm) since 2014
Lead Independent
Director since 2019
and Director and
Audit Committee
Chair at
BrightSphere
Investment Group
plc since 2016;
Director and member
of the Audit and Risk
Oversight
Committees of
E*TRADE Financial
Corporation and
Director of E*TRADE
Bank from 2019 to
2020

Arleas Upton Kea (1957)	Trustee since 2022	64	Deputy to the Chairman for External Affairs, FDIC in 2021; Chief Operating Officer and Deputy to the Chairman, FDIC from 2018 to 2021
Board of Directors,
Combined Federal
Campaign of the
National Capital Area
since 2021; Board of
Directors, University
of Texas Alumni
Association since
2021; Board of
Directors, University
of Texas Law School
Foundation since
2021

Paul R. Laubscher (1956)	Trustee since 2016	64	Portfolio Manager for U.S. private real estate and equity and global public equity portfolios, hedge funds and currency of IBM Retirement Funds from 1997 to 2022	None
Robert J. Manilla (1962)	Trustee since 2022	64	Vice President and Chief Investment Officer, The Kresge Foundation since 2007	Board Member of Bedrock Manufacturing Company since 2014; Board Member of Sustainable Insight Capital Management LLC from 2013 to 2022; Board Member of Venture Michigan Fund from 2016 to 2020

Name, Address and Year of Birth(2)	Position with Trust and Length of Service(3)	Number of Portfolios in Fund Complex Overseen by Trustee	Principal Occupation During the Past 5 Years	Other Directorships Held Currently and within Past Five Years
James A. Nussle (1960)	Trustee since 2016	64
President and Chief Executive
Officer of Credit Union National
Association since
September 2014; Director of
Portfolio Recovery Associates
(PRAA) since 2010; CEO of The
Nussle Group LLC (consulting
firm) since 2009
				None
James W. Runcie (1963)	Trustee since 2022	64	Co-Founder and CEO of Partnership for Education Advancement since 2017	Board Member of Follett Higher Education since 2022; Board Member of ECMC Group since 2021; Director and Audit Committee Chair of Class Acceleration Corporation from 2021 to 2022
Constance L. Souders (1950)	Trustee since 2016	64	Retired	None
Officers
Name, Address and Year of Birth(2)	Position with Trust and Length of Service (3)	Principal Occupation During the Past 5 Years
Michael W. Kremenak (1978)	President since 2023; Trustee since 2021	Senior Vice President and Head of Mutual Funds, Thrivent since 2020; Vice President, Thrivent from 2015 to 2020
David S. Royal (1971)	Chief Investment Officer since 2017; Trustee since 2016	Chief Financial Officer, Thrivent since 2022; Executive Vice President, Chief Investment Officer, Thrivent since 2017; President, Mutual Funds from 2015 to 2023
Sarah L. Bergstrom (1977)	Treasurer and Principal Accounting Officer since 2022	Vice President, Chief Accounting Officer/Treasurer - Mutual Funds, Thrivent since 2022; Head of Mutual Fund Accounting, Thrivent from 2017 to 2022
Edward S. Dryden (1965)	Chief Compliance Officer since 2016	Vice President, Chief Compliance Officer – Thrivent Funds, Thrivent since 2018
John D. Jackson (1977)	Secretary and Chief Legal Officer since 2020	Senior Counsel, Thrivent since 2017
Kathleen M. Koelling(5) (1977)	Privacy Officer since 2016	Vice President, Deputy General Counsel, Thrivent since 2018; Privacy Officer, Thrivent since 2011
Sharon K. Minta(5) (1973)	Anti-Money Laundering Officer since 2019	Director, Compliance and Anti-Money Laundering Officer of the Financial Crimes Unit, Thrivent since 2019
Troy A. Beaver (1967)	Vice President since 2016	Vice President, Mutual Funds Marketing & Distribution, Thrivent since 2015

Name, Address and Year of Birth(2)	Position with Trust and Length of Service (3)	Principal Occupation During the Past 5 Years
Andrew R. Kellogg(6) (1972)	Vice President since 2022
Vice President, Operations Development and Relations, Thrivent
since 2023; Director of Strategic Partnerships, Thrivent from 2021 to
2023; Director, Client Relations, SS&C/DST Systems, Inc. from 2016 to 2021

Jill M. Forte (1974)	Assistant Secretary since 2016	Senior Counsel, Thrivent since 2017
Richard L. Ramczyk(5) (1976)	Assistant Treasurer since 2022	Director, Fund Accounting and Valuation, Thrivent since 2022; Manager, Mutual Fund Accounting Operations, Thrivent from 2011 to 2022
Taishiro A. Tezuka (1985)	Assistant Treasurer since 2023
Director, Fund Administration, Thrivent since 2023; Director, Asset
Wealth Management, PricewaterhouseCoopers LLP from 2020 to
2022; Senior Manager, Asset Wealth Management,
PricewaterhouseCoopers LLP from 2019 to 2020

(1)
“Interested person” of the Trust as defined in the 1940 Act by virtue of a position with Thrivent. Mr. Kremenak and Mr. Royal are considered interested persons because of their principal occupations with Thrivent.
(2)
Unless otherwise noted, the address for each Trustee and Officer is 901 Marquette Avenue, Suite 2500, Minneapolis, MN 55402-3211.
(3)
Each Trustee generally serves an indefinite term until her or his successor is duly elected and qualified. Officers generally serve at the discretion of the Board until their successors are duly appointed and qualified.
(4)
The Trustees, other than Mr. Kremenak and Mr. Royal, are not “interested persons” of the Trust and are referred to as “Independent Trustees.”
(5)
The address for this officer is 4321 North Ballard Road, Appleton, WI 54913.
(6)
The address for this officer is 600 Portland Avenue S., Suite 100, Minneapolis, MN 55415-4402.
Additional Information on Trustees
The Board has concluded, based on each Trustee’s experience, qualifications, attributes or skills, on an individual basis and in combination with those of other Trustees, that each Trustee is qualified to serve on the Board. The qualifications that may be considered include, but are not limited to experience on other boards, occupation, business experience, education, knowledge regarding investment matters, diversity of experience, personal integrity and reputation and willingness to devote time to attend and prepare for Board and committee meetings. No one factor is controlling, either with respect to the group or any individual. Among the attributes or skills common to all Trustees are their ability to review critically, evaluate, question, and discuss information provided to them, to interact effectively with each of the other Trustees, the Adviser, counsel, the Trust’s independent registered public accounting firm and other service providers, and to exercise effective and independent business judgment in the performance of their duties as Trustees. Each Trustee’s ability to perform his or her duties effectively has been attained through the Trustee’s business, consulting, public service, or academic positions and through experience from service as a board member of the Trust and other funds in the Fund Complex, another fund complex, public companies, or non-profit entities or other organizations as set forth below. The following is a summary of each Trustee’s particular professional and other experience that qualifies each person to serve as a Trustee of the Trust.
Interested Trustees
Michael W. Kremenak has served as a Trustee on the Board of the Fund Complex since 2021. He is currently the President of the Fund Complex and previously served as Senior Vice President from 2020 to 2023 and as Secretary and Chief Legal Officer from 2015 to 2020. He served as a Trustee and Senior Vice President of Thrivent Church Loan and Income Fund from 2020 to 2023. Mr. Kremenak joined Thrivent in 2013 and is currently Head of Thrivent Mutual Funds. Before joining Thrivent, Mr. Kremenak worked in the legal department of a large asset management firm. Mr. Kremenak serves on the investment committee of two non-profit organizations, and he has experience serving as a member of the board of directors of a non-profit organization from 2014 to 2020, including on its investment committee.

David S. Royal has served as a Trustee on the Board of the Fund Complex since 2015. He is currently the Chief Investment Officer of the Fund Complex, and he previously served as President from 2015 to 2023 and as Secretary and Chief Legal Officer until 2015. He has served as Chief Financial Officer of Thrivent since 2022 and as Executive Vice President, Chief Investment Officer of Thrivent since 2017. Prior to his current position at Thrivent, Mr. Royal was Deputy General Counsel of Thrivent. He served as Trustee and President of Thrivent Church Loan and Income Fund from 2018 to 2023. Before joining Thrivent, Mr. Royal was a partner at an international law firm based in Chicago. Mr. Royal also has experience serving on the boards of directors of non-profit organizations.
Independent Trustees
Janice B. Case has served as a Trustee on the Board of the Fund Complex since 2011 and as Chair of the Governance and Nominating Committee since 2012. She has over 40 years of experience in the electric utilities industry, including ten years as an executive officer of a Florida-based electric utility and holding company. She is currently an Independent Director and serves on the Audit Committee and the Governance and Nominating Committee for MN8 Energy LLC and MN8 Energy Holdings, LLC. Since leaving full-time corporate employment, Ms. Case gained mutual fund industry experience as a former director on the board of another fund complex. Ms. Case has also served as a director on several public corporate and non-profit boards.
Robert J. Chersi has served as a Trustee on the Board of the Fund Complex and as Chair of the Audit Committee since 2017. He also has been determined by the Board to be an Audit Committee financial expert. Mr. Chersi has over 30 years of experience in the financial services industry and is the founder of Chersi Services LLC, a financial consulting firm. He is currently the Lead Independent Director and Audit Committee Chair at BrightSphere Investment Group plc. Mr. Chersi is also the Executive Director of the Center for Global Governance, Reporting and Regulation of the Lubin School of Business at Pace University. He served as a Director of E*TRADE Bank and E*TRADE Financial Corporation from 2019 to 2020.
Arleas Upton Kea has served as a Trustee on the Board of the Fund Complex since 2022 and as Chair of the Ethics and Compliance Committee since 2024. She retired after more than 35 years of government experience at the Federal Deposit Insurance Corporation (FDIC) where she served in various roles, including as the Deputy to the Chairman for External Affairs; Chief Operating Officer and Deputy to the Chairman; Director, Administration; Ombudsman; and in the Legal Division, including as Acting Deputy General Counsel. As a member of FDIC’s leadership team, she served on the operating committee and the compensation committee and led initiatives in strategic planning, risk management, crisis management, business continuity planning, public policy, external affairs, human resources, and diversity, equity and inclusion. She has gained experience as a director on the board of several non-profit organizations.
Paul R. Laubscher has served as a Trustee on the Board of the Fund Complex since 2009 and as Chair of the Board since 2019. He also previously served as Chair of the Investment Committee from 2010 through 2018 and during a period in 2022. He is a holder of the Chartered Financial Analyst designation and has over 25 years of experience as a portfolio manager. Mr. Laubscher was formerly a senior investment manager of the retirement fund of a large public technology company.
Robert J. Manilla has served as a Trustee on the Board of the Fund Complex since 2022 and as Chair of the Investment Committee since 2023. He has over 30 years of experience in the financial services industry, including fifteen years as Vice President and Chief Investment Officer of the Kresge Foundation, a private, national foundation that works to expand opportunities in America's cities through grantmaking and social investing in arts and culture, education, environment, health, human services and community development in Detroit. Mr. Manilla spent 20 years in the auto industry where he held management roles in product development, sales and marketing, manufacturing, international operations, capital markets and asset management. He has experience as a member on the board of several private, public, and non-profit organizations.
James A. Nussle has served as a Trustee on the Board of the Fund Complex since 2011 and as Chair of the Ethics and Compliance Committee from 2022 to 2024. He has more than 20 years of public service experience, including serving as a Representative from Iowa in the House of Representatives from 1991 through 2007 and as Director of the U.S. Office of Management and Budget. Mr. Nussle is the President and Chief Executive Officer of the Credit Union National Association, a national trade association for America’s credit unions. Mr. Nussle has gained experience as a director on the advisory board of a private equity firm and on the board of several non-profit organizations.

James W. Runcie has served as a Trustee on the Board of the Fund Complex since 2022. He is the Chief Executive Officer of the Partnership of Education Advancement, a not-for-profit organization that provides institutional capacity building support to mission-focused colleges and universities. Mr. Runcie previously served at the US Department of Education as Chief Operating Officer of Federal Student Aid. Prior to his government service, Mr. Runcie was an investment banking executive at several firms including UBS Investment Bank, Bank of America, and Donaldson, Lufkin and Jenrette. Mr. Runcie currently serves on the boards of several for-profit and not-for-profit organizations.
Constance L. Souders has served as a Trustee on the Board of the Fund Complex since 2007 and as Chair of the Contracts Committee since 2010. She also served as the Audit Committee financial expert from 2010 through 2016. Ms. Souders has over 20 years of experience in the mutual fund industry, including eight years as the former Treasurer of a mutual fund complex and registered investment adviser and the Financial and Operations General Securities Principal of a mutual fund broker-dealer.
Leadership Structure and Oversight Responsibilities
Overall responsibility for oversight of the Trust and the Fund rests with the Board. The Board has engaged Thrivent Asset Mgt. to manage the Fund on a day-to-day basis. The Board is responsible for overseeing Thrivent Asset Mgt. and other service providers in the operation of the Trust in accordance with the provisions of the 1940 Act, applicable provisions of Delaware law, other applicable laws, and the Trust’s organizational documents. The Board is currently composed of ten members, including eight Independent Trustees and two Interested Trustees. An “Independent Trustee” is not an “interested person” (as defined in the 1940 Act) of the Trust, while an “Interested Trustee” is. The Board conducts regular meetings four times a year. In addition, the Board holds special in-person or virtual meetings or informal meetings to discuss specific matters that may arise or require action between regular meetings. The Independent Trustees have engaged independent legal counsel and an industry consultant to assist them in performance of their oversight responsibilities.
The Board has appointed an Independent Trustee to serve in the role of Chair. The Chair’s role is to preside at all meetings of the Board and to act as a liaison with service providers, officers, attorneys, and other Trustees generally between meetings. The Chair may also perform such other functions as may be delegated by the Board from time to time. Except for duties specified herein or pursuant to the Trust’s organizational documents, the designation of Chair does not impose on such Independent Trustee any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the Board generally. The Board has established five standing committees (described in more detail below) to assist the Board in the oversight and direction of the business and affairs of the Trust, and from time to time may establish informal working groups or ad hoc committees to review and address the policies and practices of the Trust with respect to certain specified matters. The Board believes that the Board’s current leadership structure is appropriate because it allows the Board to exercise informed and independent judgment over matters under its purview, and it allocates areas of responsibility among committees of the Trustees and the full Board in a manner that enhances effective oversight. The leadership structure of the Board may be changed at any time and in the discretion of the Board, including in response to changes in circumstances or the characteristics of the Trust.
The Trust and the Fund are subject to a number of risks, including investment, compliance, operational and valuation risks, among others. Day-to-day risk management functions are subsumed within the responsibilities of Thrivent Asset Mgt. and other service providers (depending on the nature of the risk), which carry out the Fund’s investment management and business affairs. Each of Thrivent Asset Mgt. and the other service providers have their own, independent interest in risk management, and their policies and methods of carrying out risk management functions will depend, in part, on their individual priorities, resources and controls.
Risk oversight forms part of the Board’s general oversight of the Trust and the Fund and is addressed as part of various Board and committee activities. The Board recognizes that it is not possible to identify all of the risks that may affect the Fund or to develop processes and controls to eliminate or mitigate their occurrence or effects. As part of its regular oversight of the Trust, the Board, directly or through a committee, interacts with and reviews reports from, among others, Thrivent Asset Mgt. (including in its role as Liquidity Risk Management Program Administrator and Valuation Designee), the Chief Compliance Officer of the Trust, the Derivatives Risk Manager of the Trust, the independent registered public accounting firm for the Trust, and internal auditors for Thrivent Asset Mgt., as appropriate, regarding risks faced by the Trust, and Thrivent Asset Mgt.’s risk management functions.

With respect to liquidity risk, the Board or one of its committees reviews, no less frequently than annually, a written report prepared by the Liquidity Program Administrator that addresses the operation of the Liquidity Program and assesses its adequacy and effectiveness of implementation. With respect to valuation risk, the Board oversees the Adviser in its role as Valuation Designee and reviews periodic reporting addressing valuation matters with respect to the Fund, including the Valuation Designee's annual assessment of the adequacy and effectiveness of the Valuation Designee's process for determining the fair value of the designated portfolio of securities. With respect to derivatives risk, the Board or one of its committees reviews reports received from the Derivatives Risk Manager on a regular, annual and interim (if necessary) basis that address the operation and effectiveness of the Derivatives Risk Management Program.
The Board has appointed a Chief Compliance Officer who oversees the implementation and testing of the Fund’s compliance program and reports to the Board and the Ethics and Compliance Committee regarding compliance matters for the Fund and its principal service providers. In addition, as part of the Board’s annual review of the Trust’s advisory and other service provider agreements, the Board considers risk management aspects of these entities’ operations and the functions for which they are responsible. The Board may, at any time and in its discretion, change the manner in which it conducts its risk oversight role.
Committees of the Board of Trustees
The Board conducts oversight of the Trust with the assistance of five committees, which are Audit, Ethics and Compliance, Investment, Contracts, and Governance and Nominating. Each committee is comprised of all of the Independent Trustees. The responsibilities of each committee are described below.
Audit Committee. The Audit Committee oversees management of financial risks and controls and is responsible for recommending the engagement or retention of the Trust’s independent auditors. The Audit Committee serves as the channel of communication between the independent auditors of the Trust and the Board with respect to financial statements and financial reporting processes, systems of internal control, and the audit process, including permitted non-audit services. A representative of business risk management, which functions as the Adviser’s internal audit group, meets with the Audit Committee and provides reports to the Audit Committee on an as-needed basis (but at least annually). The Audit Committee met four times during the past fiscal year.
Ethics and Compliance Committee. The Ethics and Compliance Committee monitors ethical and compliance risks and oversees the legal and regulatory compliance matters of the Funds. The Ethics and Compliance Committee meets with and receives reports from the Trust’s Chief Compliance Officer, Chief Legal Officer, Privacy Officer, Anti-Money Laundering Officer and other Adviser personnel on matters relating to the compliance program and other regulatory and ethics matters. The Ethics and Compliance Committee met four times during the past fiscal year.
Investment Committee. The Investment Committee is designed to review investment strategies and risks in conjunction with its review of the Funds’ performance. The Investment Committee assists the Board in its oversight of the investment performance of the Funds; the Funds’ consistency with their investment objectives and styles; management’s selection of benchmarks, peer groups and other performance measures for the Funds; and the range of investment options offered to investors in the Funds. In addition, the Committee assists the Board in its review of investment-related aspects of management’s proposals such as new funds or Fund reorganizations. The Investment Committee met four times in the past fiscal year.
Contracts Committee. The Contracts Committee assists the Board in fulfilling its duties with respect to the review and approval of contracts between the Trust and other entities, including entering into new contracts and the renewal of existing contracts. The Contracts Committee considers investment advisory, distribution, transfer agency, administrative service and custodial contracts, and such other contracts as the Board deems necessary or appropriate for the continuation of operations of each Fund. The Contracts Committee met five times in the past fiscal year.
Governance and Nominating Committee. The Governance and Nominating Committee assists the Board in fulfilling its duties with respect to the governance of the Trust, including the review and evaluation of the composition and operation of the Board and its committees, the annual self-assessment of the Board and its committees and periodic review and recommendations regarding compensation of the Independent Trustees. The Governance and Nominating Committee makes recommendations regarding nominations for Trustees and will consider nominees suggested by shareholders sent to the attention of the President of the Trust. The Governance and Nominating Committee met four times during the past fiscal year.

Beneficial Interest in the Trust by Trustees
The following table provides information, as of December 31, 2024, regarding the dollar range of beneficial ownership by each Trustee of the Trust. The dollar range shown in the third column reflects the aggregate amount of each Trustee’s beneficial ownership in all registered investment companies within the investment company complex that are overseen by the Trustee. For Independent Trustees only, the third column includes each Trustee’s deferred compensation, which is effectively invested in Thrivent Mutual Funds. For more information on the deferred compensation plan and for the aggregate amount of each Trustee’s deferred compensation, see “Compensation of Trustees and Officers” below.
Interested Trustees
Name of Trustee	Dollar Range of Beneficial Ownership in the Trust	Aggregate Dollar Range of Beneficial Ownership in All Registered Investment Companies Overseen by the Trustee in the Investment Company Complex
Michael W. Kremenak	None	Over $100,000
David S. Royal	None	Over $100,000
Independent Trustees
Name of Trustee	Dollar Range of Beneficial Ownership in the Trust	Aggregate Dollar Range of Beneficial Ownership in All Registered Investment Companies Overseen by the Trustee in the Investment Company Complex
Janice B. Case	None	Over $100,000
Robert J. Chersi	None	Over $100,000
Arleas Upton Kea	None	Over $100,000
Paul R. Laubscher	None	Over $100,000
Robert J. Manilla	None	Over $100,000
James A. Nussle	None	Over $100,000
James W. Runcie	None	Over $100,000
Constance L. Souders	None	Over $100,000
Compensation of Trustees and Officers
The Trust makes no payments to any of its officers for services performed for the Trust. The Independent Trustees are paid an annual base compensation of $255,000 to serve on the Boards of the Fund Complex. Each Trustee also receives $10,000 for each quarterly Board meeting and any in-person special meeting attended. The Board Chair is compensated an additional $120,000 per year; the Chair of the Audit Committee, who also serves as the Audit Committee Financial Expert, is compensated an additional $50,000 per year; the Chair of the Contracts Committee, the Chair of the Investment Committee, the Chair of the Governance and Nominating Committee and the Chair of the Ethics and Compliance Committee are each compensated an additional $30,000 per year. Independent Trustees are reimbursed by the Trust for any expenses they may incur by reason of attending Board meetings or in connection with other services they may perform in connection with their duties as Trustees of the Trust. The Trustees receive no pension or retirement benefits in connection with their service to the Trust.
The following table provides the amounts of compensation paid to the Trustees either directly or in the form of payments made into a deferred compensation plan for the fiscal year ended October 31, 2024:
Name of Trustee(1)	Aggregate Compensation from Trust for Fiscal Year Ending October 31, 2024	Total Compensation Paid by Trust and the Fund Complex for Fiscal Year Ending October 31, 2024
Janice B. Case	$8,709	$320,000
Robert J. Chersi	$9,255	$340,000
Arleas Upton Kea	$8,577	$315,000
Paul R. Laubscher	$11,162	$410,000

Name of Trustee(1)	Aggregate Compensation from Trust for Fiscal Year Ending October 31, 2024	Total Compensation Paid by Trust and the Fund Complex for Fiscal Year Ending October 31, 2024
Robert J. Manilla	$8,709	$320,000
James A. Nussle	$8,024	$295,000
James W. Runcie	$7,892	$290,000
Constance L. Souders	$8,709	$320,000

(1)
The Trust has adopted a deferred compensation plan for the benefit of the disinterested Trustees of the Trust who wish to defer receipt of a percentage of eligible compensation which they otherwise are entitled to receive from the Trust. Compensation deferred is effectively invested in Thrivent Mutual Funds, the allocation of which is determined by the individual Trustee. The Trustees participating in the deferred compensation plan do not actually own shares of the Thrivent Mutual Funds through the plan, since deferred compensation is a general liability of the Thrivent Mutual Funds. However, a Trustee’s return on compensation deferred is economically equivalent to an investment in the applicable Thrivent Mutual Funds. For compensation paid during the fiscal year ended October 31, 2024, the total amount of deferred compensation payable to the Trustees was $100,000 to Ms. Kea, $80,000 to Mr. Manilla, and $145,000 to Mr. Runcie.
Code of Ethics
The Trust and Thrivent Asset Mgt. have each adopted a code of ethics pursuant to the requirements of the 1940 Act. Under the Codes of Ethics, personnel are only permitted to engage in personal securities transactions in accordance with certain conditions relating to such person’s position, the identity of the security, the timing of the transaction, and similar factors. Transactions in securities that may be held by the Fund are permitted, subject to compliance with applicable provisions of the Code. Personal securities transactions must be reported quarterly, and broker confirmations of such transactions must be provided for review.
Proxy Voting Policies
The Board has delegated to the Adviser the responsibility for voting any proxies with respect to the Fund in accordance with the proxy voting policies adopted by the Adviser. The Adviser’s proxy voting policy is included in Appendix B. Information about how the Trust voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is updated each year by August 31 and is available without charge by calling 800-847-4836 or emailing contactus@thriventfunds.com, at thriventcorefunds.com/prospectus, and at SEC.gov where it is filed on Form N-PX.
Item 18. Control Persons and Principal Holders of Securities
Control Persons and Principal Holders
The shareholders of the Fund are affiliates of the Fund, which is managed by Thrivent Asset Mgt. The shareholders include other mutual funds advised by Thrivent Asset Mgt. or an affiliate of Thrivent Asset Mgt. The table below identifies the Thrivent sponsored mutual funds that own of record or are known by the Trust to own beneficially 5% or more of any class of the Fund’s outstanding shares (Principal Holders) or 25% or more of the Fund’s outstanding shares (Control Persons). A shareholder who beneficially owns more than 25% of the Fund’s shares is presumed to “control” the Fund, as that term is defined in the 1940 Act, and may have a significant impact on matters submitted to a shareholder vote. A shareholder who beneficially owns more than 50% of the Fund’s outstanding shares may be able to approve proposals, or prevent approval of proposals, without regard to votes by other Fund shareholders. The information provided in the table for the Fund is as of January 31, 2025.
Fund	Shareholder	Percent Owned
Thrivent Core Short-Term Reserve Fund	Thrivent Moderate Allocation Portfolio	22.53%
	Thrivent Moderately Aggressive Allocation Portfolio	18.54%
	Thrivent Moderately Aggressive Allocation Fund	13.60%
	Thrivent Moderate Allocation Fund	11.13%
	Thrivent Moderately Conservative Allocation Portfolio	8.05%

Fund	Shareholder	Percent Owned
	Thrivent Aggressive Allocation Fund	6.80%
Management Ownership
As of January 31, 2025, the officers and Trustees as a group beneficially owned less than 1% of the shares of the Trust.
Item 19. Investment Advisory and Other Services
Service Providers
Most of the Fund’s necessary day-to-day operations are performed by service providers under contract to the Trust. The principal service providers for the Fund are:
Adviser:	Thrivent Asset Mgt.
Administrator:	Thrivent Asset Mgt.
Distributor:	Thrivent Distributors, LLC
Custodian:	State Street Bank and Trust Company
Transfer Agent:	Thrivent Financial Investor Services Inc.
Independent Registered Public Accounting Firm:	PricewaterhouseCoopers LLP
Adviser
The Fund’s investment adviser, Thrivent Asset Mgt., was organized as a Delaware limited liability company on September 23, 2005. It is a subsidiary of Thrivent Financial Holdings, Inc., which is a wholly owned subsidiary of Thrivent. Thrivent Financial Holdings, Inc. owns 100% of Thrivent Asset Mgt.’s membership interests. Thrivent Asset Mgt. is located at 901 Marquette Avenue, Suite 2500, Minneapolis, Minnesota 55402-3211. The following officers of the Trust are affiliated with Thrivent Asset Mgt. in the capacities listed:
Affiliated Person	Position with Trust	Position with Thrivent Asset Mgt.
Michael W. Kremenak	Trustee and President	Elected Manager
David S. Royal	Trustee and Chief Investment Officer	President
Sarah L. Bergstrom	Treasurer and Principal Accounting Officer	Assistant Treasurer
Edward S. Dryden	Chief Compliance Officer	Chief Compliance Officer
John D. Jackson	Secretary and Chief Legal Officer	Assistant Secretary
Kathleen M. Koelling	Privacy Officer	Privacy Officer
Sharon K. Minta	Anti-Money Laundering Officer	Anti-Money Laundering Officer
Troy A. Beaver	Vice President	Elected Manager and Vice President
The advisory agreement provides that Thrivent Asset Mgt. provides overall investment supervision of the assets of the Fund. Thrivent Asset Mgt. furnishes and pays for all office space and facilities, equipment, and clerical personnel necessary for carrying out the Adviser’s duties under the advisory agreement. The Adviser also pays all compensation of Trustees, officers and employees of the Trust who are the Adviser’s affiliated persons. All costs and expenses not expressly assumed by the Adviser under the advisory agreement are paid by the Trust, including, but not limited to: (a) interest and taxes; (b) brokerage commissions; (c) insurance premiums; (d) compensation and expenses of the Trust’s’ Trustees other than those affiliated with the Adviser; (e) legal and audit expenses; (f) fees and expenses of the Trust’s custodian, shareholder servicing or transfer agent and accounting services agent; (g) expenses incident to the issuance of the Trust’s shares, including stock certificates and issuance of shares on the payment of, or reinvestment of, dividends; (h) fees and expenses incident to the registration under Federal or state securities laws of the Trust or its shares; (i) expenses of preparing, printing and mailing reports and notices and proxy material to the Trust’s shareholders; (j) all other expenses incidental to holding meetings of the Trust’s shareholders; (k) dues or assessments of or contributions to the Investment Company Institute or its successor, or other industry organizations; (l) such non-recurring expenses as may arise, including litigation affecting the Trust and the legal obligations that the Trust may have to indemnify its officers and Trustees with respect thereto; and (m) all expenses that the Trust agrees to bear in any distribution agreement.

The advisory agreement will continue in effect from year to year provided only so long as such continuance is specifically approved at least annually by the Board. The vote for approval must include the approval of a majority of the Trustees who are not interested persons (as defined in the 1940 Act). The advisory agreement terminates automatically upon assignment. The advisory agreement may be terminated without penalty by the Adviser upon 60 days’ written notice, or by the Trust on behalf of the Fund upon 60 days’ written notice.
Thrivent Asset Mgt. does not receive a fee for its investment advisory services because the Fund is currently sold only to other affiliated entities.
Administrator
Thrivent Asset Mgt. provides both administrative and accounting services to the Fund under an Administrative Services Agreement. For these services, the Fund paid Thrivent Asset Mgt. $98,333 for the fiscal year ended October 31, 2024, $90,000 for the fiscal year ended October 31, 2023, and $90,000 for the fiscal year ended October 31, 2022.
Distributor
The Fund’s principal underwriter and distributor, Thrivent Distributors, LLC (“Thrivent Distributors”), is a Delaware limited liability company organized in 2015. Thrivent Distributors is an indirect wholly owned subsidiary of Thrivent and is located at 901 Marquette Avenue, Suite 2500, Minneapolis, Minnesota 55402-3211. The officers and directors of Thrivent Distributors who are affiliated with the Trust are set forth below under Item 25.
Custodian
The custodian for the Trust is State Street Bank and Trust Company, One Congress Street, Suite 1, Boston, Massachusetts 02114-2016. The custodian is responsible for safeguarding the Fund’s assets held in the United States.
Transfer Agent
The transfer agent for the Trust is Thrivent Financial Investor Services Inc., 901 Marquette Avenue, Minneapolis, Minnesota 55402-3211. The transfer agent provides transfer agency and dividend payment services necessary to the Trust.
Independent Registered Public Accounting Firm
PricewaterhouseCoopers LLP, 45 South Seventh Street, Suite 3400, Minneapolis, Minnesota 55402, serves as the Trust’s independent registered public accounting firm providing professional services including audits of the Trust’s annual financial statements, assistance and consultation in connection with SEC filings, and review and signing of the annual income tax returns filed on behalf of the Trust.
Item 20. Portfolio Managers
Thrivent Asset Mgt. Portfolio Manager(s)
Other Accounts Managed by the Portfolio Manager(s)
In addition to the Fund, the portfolio manager may manage other accounts. The following table provides information relating to other accounts managed by the portfolio manager as of October 31, 2024:
Portfolio Manager	Types of Accounts(1)	Total # of Accounts Managed	Total Assets in the Accounts	# of Accounts Managed with Advisory Fee Based on Performance	Total Assets with Advisory Fee Based on Performance
William D. Stouten	Other Registered Investment Companies:	3	$3,728,440,846	0	$0

Portfolio Manager	Types of Accounts(1)	Total # of Accounts Managed	Total Assets in the Accounts	# of Accounts Managed with Advisory Fee Based on Performance	Total Assets with Advisory Fee Based on Performance
	Other Pooled Investment Vehicles:	0	$0	0	$0
	Other Accounts:	2	$1,859,718,231	0	$0
(1) The “Other Registered Investment Companies” represent series of Thrivent Series Fund, Inc., Thrivent Mutual Funds, and Thrivent Cash Management Trust.
Compensation
Each portfolio manager of Thrivent Asset Mgt. is compensated by an annual base salary and an annual bonus, in addition to the various benefits that are available to all employees of Thrivent. The annual base salary for each portfolio manager is a fixed amount that is determined annually according to the level of responsibility and performance. The annual bonus provides for a variable payment that is attributable to the relative performance of each fund or account managed by the portfolio manager measured for one-, three-, and five-year periods (to the extent the portfolio manager has been the portfolio manager for the portfolio(s) during such time period) against the median performance of other funds in the same peer groups, as classified by Morningstar, or an index constructed with comparable criteria. Portfolio managers of private funds and/or proprietary accounts may receive an allocation of performance-based compensation. In addition, some portfolio managers also participate in one or more of the following:
Long-Term Incentive Plan. Thrivent’s long-term incentive plan provides for an additional variable payment based on the extent to which Thrivent met corporate goals during the previous three-year period.
Deferred Compensation Plan. Thrivent’s deferred compensation plan allows for the deferral of salary and bonus into certain affiliated and unaffiliated mutual funds up to an annual dollar limit.
Key Employee Restoration Plan. Thrivent’s key employee restoration plan allows for the company to make a contribution to the plan on behalf of each participant.
Conflicts of Interest
The Adviser and its respective affiliates will be subject to certain conflicts of interest with respect to the services provided to the Fund. These conflicts will arise primarily, but not exclusively, from the involvement of the Adviser and the portfolio managers in other activities that from time to time conflict with the activities of the Fund. Portfolio managers at Thrivent Asset Mgt. typically manage multiple accounts. These accounts may include, among others, mutual funds, private funds, proprietary accounts and separate accounts (assets managed on behalf of pension funds, foundations and other investment accounts).
Managing and providing research to multiple accounts can give rise to potential conflicts of interest if the accounts have different objectives, benchmarks, time horizons, and fees as the portfolio manager must allocate his time and investment ideas across multiple accounts. Certain portfolio managers and other individuals employed by the Adviser may receive compensation based on the performance of accounts managed by the Adviser. Managing an account that charges a performance-based fee could give a portfolio manager an incentive to favor that account over accounts such as the Fund that don’t charge performance-based fees. In addition, the side-by-side management of these funds and accounts may raise potential conflicts of interest relating to cross trading, the allocation of investment opportunities and the aggregation and allocation of trades. Thrivent Asset Mgt. seeks to provide best execution of all securities transactions and aggregate and then allocate securities to client accounts in a fair and timely manner. Portfolio managers and other investment personnel may also encounter conflicts of interest related to the sharing of ideas or investment opportunities with other employees of the Adviser. To manage and mitigate conflicts of interest related to side-by-side management and sharing of investment opportunities, the Adviser has developed compliance policies and procedures designed to mitigate and manage the potential conflicts of interest that may arise from side-by-side management. Additional information about potential conflicts of interest is set forth in the Form ADV of the Adviser. A copy of Part 1 and Part 2A of the Adviser’s Form ADV is available on the SEC’s website (adviserinfo.sec.gov).

Ownership in the Fund(s)
The following table provides information, as of October 31, 2024, on the dollar range of beneficial ownership held by each portfolio manager for the Funds they manage:
Portfolio Manager	Fund	Fund Ownership
William D. Stouten	Thrivent Core Short-Term Reserve Fund	None
Item 21. Brokerage Allocation and Other Practices
All portfolio transactions are placed on behalf of the Fund by the Adviser. There is generally no stated commission in the purchase or sale of securities traded in the over-the-counter markets, including most debt securities and money market instruments. Rather, the price of such securities includes an undisclosed commission in the form of a mark-up or mark-down. The Fund did not pay any underwriting commissions during the fiscal year ending October 31, 2024.
Subject to the arrangements and provisions described below, the selection of a broker or dealer to execute portfolio transactions is usually made by the Adviser. The Advisory Agreement provides that in executing portfolio transactions and selecting brokers or dealers, the Adviser shall use its best efforts to seek, on behalf of the Fund, the best overall terms available. Ordinarily, securities will be purchased from primary markets, and the Adviser shall consider all factors it deems relevant in assessing the best overall terms available for any transaction, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, for the specific transaction and other transactions on a continuing basis.
The Advisory Agreement authorizes the Adviser to select brokers or dealers to execute a particular transaction. In evaluating the best overall terms available, the Adviser may consider the “brokerage and research services” (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Fund and/or the Adviser (or its affiliates). The Adviser is authorized to cause the Fund to pay a commission to a broker or dealer who provides such brokerage and research services for executing a portfolio transaction that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction. The Adviser must determine in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided. To the extent applicable, the provisions of the European Union’s second Markets in Financial Instruments Directive, known as MiFID II, could have an impact on the allocation of brokerage transactions and the receipt and compensation for research services by the Adviser. Certain services received by the Adviser attributable to the portfolio transactions of the Fund may benefit one or more other accounts for which the Adviser or its affiliate exercises investment discretion, and may not directly benefit the particular accounts that generated the brokerage commissions used to acquire the research product or service, including the Fund. The Adviser does not charge a fee to the Fund for serving as the Fund’s investment adviser, so there is no advisory fee impact of the Adviser’s receipt of such brokerage and research services.
The Fund held the following securities of its “regular brokers or dealers,” as that term is defined in Rule 10b-1 under the 1940 Act, as of October 31, 2024.
Regular Broker or Dealer (or Parent)	Aggregate Holdings
Mizuho Securities	$75,040,061
Barclays Capital Inc.	$62,138,493
J.P. Morgan	$25,008,199
Citigroup Global Markets Inc.	$25,000,097
Item 22. Capital Stock and Other Securities
Under its Declaration of Trust, the Trust is authorized to issue an unlimited number of shares of beneficial interest with a par value (if any) as the Trustees may determine from time to time, which may be divided into one or more series or classes of shares. Each share of any series shall represent an equal proportionate share in the assets of that series with each other share in that series. The Trustees may authorize the creation of additional series of shares and additional classes of shares within any series, subject to the terms of the Declaration of Trust. The Trustees have the power to determine the designations, preferences, privileges, limitations and rights, including voting and dividend rights, of each series and class of shares. As of the date of the SAI, the Trust is comprised of a single portfolio series with a single class of shares. Holders of such shares are entitled to receive dividends declared by the Trustees, and receive the assets of the Fund in the event of liquidation. Shareholders do not have preemptive or other rights to subscribe to any additional shares or other securities issued by the Trust, and all shares are fully paid and nonassessable. Shareholders have the right to vote only on matters as expressly required under the 1940 Act or under Chapter 38 of Title 12 of the Delaware Code.
As required under the 1940 Act, shareholders have the right at such times as may be permitted by the trustees to redeem all or any part of the shareholder’s shares at a redemption price equal to the net asset value per share as determined by the trustees and as described in this SAI. The trustees may postpone payment of the redemption price and may suspend the redemption right of shareholders during any period of time when and to the extent permissible under the 1940 Act.
The Declaration of Trust provides that no shareholder shall be subject to any personal liability to any person in connection with Trust property or the debts, liabilities, obligations or expenses of the Trust.
The Declaration of Trust may be amended by the Trustees, as described in the Declaration of Trust. Shareholders shall have the right to vote on any amendment to the Declaration of Trust if expressly required under the 1940 Act or other applicable law, or if submitted to them by the Trustees in their discretion.
The Trust will not have an annual meeting of shareholders unless required by law. The Trust generally holds shareholder meetings only when required by law or at the written request of shareholders owning at least 10% of the Trust’s outstanding shares entitled to vote for purposes of removing a trustee.
Item 23. Purchase, Redemption and Pricing of Shares
Manner in Which Shares are Offered and Redeemed
Shares of the Fund are being offered to the series of Thrivent Mutual Funds and Thrivent Series Fund, Inc., and other Thrivent entities. Shares of the Fund are sold on a private placement basis in accordance with Regulation D under the Securities Act of 1933, as amended. Shares are not subject to a sales load or redemption fee, and assets of the Fund are not subject to a Rule 12b-1 fee. The Fund will pay redemption requests within seven days following receipt of all required documents, subject to the limited exceptions as permitted by the SEC.
Valuation of Trust Shares
The net asset value per share is generally determined at the close of regular trading on the NYSE, or any other day as provided by Rule 22c-1 under the 1940 Act. Determination of net asset value may be suspended when the NYSE is closed or if certain emergencies have been determined to exist by the Securities and Exchange Commission, as allowed by the 1940 Act. If the NYSE has an unscheduled early close but certain other markets remain open until their regularly scheduled closing time, the NAV may be determined as of the regularly scheduled closing time of the NYSE. If the NYSE and/or certain other markets close early due to extraordinary circumstances (e.g., weather, terrorism, etc.), the NAV may be calculated as of the early close of the NYSE and/or other markets. The NAV generally will not be determined on days when, due to extraordinary circumstances, the NYSE and/or certain other markets do not open for trading.
Net asset value per share is determined by adding the market or appraised value of all portfolio securities and other assets of the Fund; subtracting liabilities attributable to such Fund; and dividing the result by the number of shares outstanding.
The market value of the Fund’s portfolio securities is determined at the close of regular trading of the NYSE on each day the NYSE is open. The value of portfolio securities is determined in the following manner:
•
Exchange Traded Securities that are traded on U.S. exchanges or included in a national market system, including options, shall be valued at the last sale price on the principal exchange as of the close of regular trading on such exchange or the official closing price of the national market system. If there have been no sales and the exchange traded security is held long, the latest bid quotation is used. If the exchange traded security is held short, the latest ask quotation is used.

•
Over-the-counter securities held long for which reliable quotations are available shall be valued at the latest bid quotations. If the over-the-counter security is held short, it shall be valued at the latest ask quotation.
•
Fixed income securities traded on a national securities exchange will be valued at the last sale price on such securities exchange that day. If there have been no sales, the latest bid quotation is used.
•
Because market quotations are generally not “readily available” for many debt securities, foreign and domestic debt securities held by the Fund may be valued by an Approved Pricing Service (“APS”), using the evaluation or other valuation methodologies used by the APS. If quotations are not available from the APS, the Adviser’s Valuation Committee shall make a fair value determination.
•
The Fund may value debt securities with a remaining maturity of 60 days or less at amortized cost.
Prices provided by independent pricing services may be determined without relying exclusively on quoted prices and may consider institutional trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data employed in determining valuation for such securities.
Securities and assets for which there is not a readily available market quotation will be appraised by the Adviser’s Valuation Committee at fair value pursuant to written procedures.
Generally, trading in foreign securities, as well as U.S. Government securities, money market instruments and repurchase agreements, is substantially completed each day at various times prior to the close of the NYSE. The values of such securities used in computing the net asset value of shares of the Fund are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of the NYSE. Occasionally, events affecting the value of such securities and exchange rates may occur between the times at which they are determined and the close of the NYSE, which will not be reflected in the computation of net asset values. If events occur during such periods which materially affect the value of such securities, the securities will be valued at their fair market value.
For purposes of determining the net asset value of shares of the Fund all assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars based upon an exchange rate quoted by a major bank that is a regular participant in the foreign exchange market. Foreign securities may also be priced on the basis of a pricing service that takes into account the quotes provided by a number of such major banks.
Item 24. Taxation of the Fund
Federal Tax Information for the Fund
This discussion of federal income tax consequences is based on the Internal Revenue Code and the regulations issued thereunder as in effect on the date of this SAI. New legislation, as well as administrative changes or court decisions, may significantly change the conclusions expressed herein, and may have a retroactive effect with respect to the transactions contemplated herein.
It is the Fund’s policy to qualify for taxation as a “regulated investment company” (RIC) by meeting the requirements of Subchapter M of the Internal Revenue Code. By qualifying as a RIC, the Fund expects to eliminate or reduce to a nominal amount the federal income tax to which it is subject. If the Fund does not qualify as a RIC under the Internal Revenue Code, it will be subject to federal income tax on its net investment income and any net realized capital gains. In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions before requalifying as a RIC.
The Fund is treated as a separate entity for federal income tax purposes. The Fund intends to qualify as a RIC so that it will be relieved of federal income tax on that part of its income that is distributed to shareholders. In order to qualify for treatment as a RIC, the Fund must, among other requirements, distribute annually to its shareholders at least the sum of 90% of its investment company taxable income (generally, net investment income plus the excess, if any, of net short-term capital gain over net long-term capital losses) and 90% of its net tax-exempt income. Among these requirements are the following: (i) at least 90% of the Fund’s gross income each taxable year must be derived from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income derived with respect to its business of investing in such stock or securities or currencies and net income derived from an interest in a qualified publicly traded partnership; (ii) at the close of each quarter of the Fund’s taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S.

government securities, securities of other RICs and other securities, with such other securities limited, in respect of any one issuer, to an amount that does not exceed 5% of the value of the Fund’s assets and that does not represent more than 10% of the outstanding voting securities of such issuer; and (iii) at the close of each quarter of the Fund’s taxable year, not more than 25% of the value of its assets may be invested in securities (other than U.S. government securities or the securities of other RICs) of any one issuer or of two or more issuers and which are engaged in the same, similar, or related trades or businesses if the Fund owns at least 20% of the voting power of such issuers, or the securities of one or more qualified publicly traded partnerships.
Certain master limited partnerships may qualify as “qualified publicly traded partnerships” for purposes of the Subchapter M diversification rules described above. To do so, the master limited partnership must satisfy two requirements during the taxable year. First, the interests of such partnership either must be traded on an established securities market or must be readily tradable on a secondary market (or the substantial equivalent thereof). Second, the partnership must meet the 90% gross income requirements for the exception from treatment as a corporation with gross income other than income consisting of dividends, interest, payments with respect to securities loans, or gains from the sale or other disposition of stock or securities or foreign currencies, or other income derived with respect to its business of investing in such stock securities or currencies.
The Internal Revenue Code imposes a non-deductible excise tax on RICs that do not distribute in a calendar year (regardless of whether they otherwise have a non-calendar taxable year) an amount equal to 98% of their “ordinary income” (as defined in the Internal Revenue Code) for the calendar year plus 98.2% of their net capital gain for the one-year period ending on October 31 of such calendar year, plus any undistributed amounts from prior years. The non-deductible excise tax is equal to 4% of the deficiency. For the foregoing purposes, the Fund is treated as having distributed any amount on which it is subject to income tax for any taxable year ending in such calendar year and certain amounts with respect to which estimated taxes are paid in such calendar year. The Fund may in certain circumstances be required to liquidate Fund investments to make sufficient distributions to avoid federal excise tax liability at a time when the investment adviser might not otherwise have chosen to do so, and liquidation of investments in such circumstances may affect the ability of the Fund to satisfy the requirements for qualification as a RIC.
Dividends and interest received from the Fund’s holding of foreign securities may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. If the Fund meets certain requirements, which include a requirement that more than 50% of the value of the Fund’s total assets at the close of its taxable year consists of stocks or securities of foreign corporations, then the Fund should be eligible to file an election with the Internal Revenue Service (IRS) that may enable shareholders, in effect, to receive either the benefit of a foreign tax credit, or a tax deduction, but not both, with respect to any foreign and U.S. possessions income taxes paid by the Fund, subject to certain limitations. Pursuant to this election, the Fund will treat those taxes as dividends paid to its shareholders. Each such shareholder will be required to include a proportionate share of those taxes in gross income as income received from a foreign source and must treat the amount so included as if the shareholder had paid the foreign tax directly. The shareholder may then, subject to certain limitations, either deduct the taxes deemed paid by him or her in computing his or her taxable income or, alternatively, use the foregoing information in calculating any foreign tax credit the shareholder may be entitled to use against such shareholder’s federal income tax. If the Fund makes this election, the Fund will report annually to its shareholders the respective amounts per share of the Fund’s income from sources within, and taxes paid to, foreign countries and U.S. possessions.
The Fund’s transactions in foreign currencies and forward foreign currency contracts will be subject to special provisions of the Internal Revenue Code that, among other things, may affect the character of gains and losses realized by the Fund (i.e., may affect whether gains or losses are ordinary or capital), accelerate recognition of income to the Fund and defer losses. These rules could therefore affect the character, amount and timing of distributions to shareholders. These provisions also may require the Fund to mark-to-market certain types of positions in its portfolio (i.e., treat them as if they were closed out) which may cause the Fund to recognize income without receiving cash with which to make distributions in amounts necessary to satisfy the RIC distribution requirements for avoiding income and excise taxes. The Fund intends to monitor its transactions, intends to make the appropriate tax elections, and intends to make the appropriate entries in its books and records when it acquires any foreign currency or forward foreign currency contract in order to mitigate the effect of these rules so as to prevent disqualification of the Fund as a RIC and minimize the imposition of income and excise taxes.
If the Fund owns shares in certain foreign investment entities, referred to as “passive foreign investment companies” or “PFICs,” the Fund will be subject to one of the following special tax regimes: (i) the Fund is liable for U.S. federal income tax, and an additional interest charge, on a portion of any “excess distribution” from such foreign entity or any gain from the disposition of such shares, even if the entire distribution or gain is paid out by the Fund as a dividend to its shareholders; (ii) if the Fund were able and elected to treat a PFIC as a “qualified electing fund” or “QEF,” the Fund would be required each year to include in income, and distribute to shareholders in accordance with the distribution requirements set forth above, the Fund’s pro rata share of the ordinary earnings and net capital gains of the passive foreign investment company, whether or not such earnings or gains are distributed to the Fund; or (iii) the Fund may be entitled to mark-to-market annually shares of the PFIC, and in such event would be required to distribute to shareholders any such mark-to-market gains in accordance with the distribution requirements set forth above.
The Fund’s transactions in futures contracts, forward contracts, foreign currency exchange transactions, options and certain other investment and hedging activities may be restricted by the Internal Revenue Code and are subject to special tax rules. In a given case, these rules may accelerate income to the Fund, defer its losses, cause adjustments in the holding periods of the Fund’s assets, convert short-term capital losses into long-term capital losses or otherwise affect the character of the Fund’s income. These rules could therefore affect the amount, timing and character of distributions to shareholders. The Fund will endeavor to make any available elections pertaining to these transactions in a manner believed to be in the best interest of the Fund and its shareholders.
Under Section 988 of the Internal Revenue Code, special rules are provided for certain transactions in a foreign currency other than the taxpayer’s functional currency (i.e., unless certain special rules apply, currencies other than the U.S. dollar). In general, foreign currency gains or losses from forward contracts, from futures contracts that are not “regulated futures contracts,” and from unlisted options will be treated as ordinary income or loss under Section 988 of the Internal Revenue Code. Also, certain foreign exchange gains or losses derived with respect to foreign fixed income securities are also subject to Section 988 treatment. In general, therefore, Section 988 gains or losses will increase or decrease the amount of the Fund’s investment company taxable income available to be distributed to shareholders as ordinary income, rather than increasing or decreasing the amount of the Fund’s net capital gain.
The Fund is required for federal income tax purposes to mark-to-market and recognize as income for each taxable year its net unrealized gains and losses on certain futures contracts as of the end of the year as well as those actually realized during the year. Gain or loss from futures and options contracts on broad-based indexes required to be marked-to-market will be 60% long-term and 40% short-term capital gain or loss. Application of this rule may alter the timing and character of distributions to shareholders. The fund may be required to defer the recognition of losses on futures contracts, options contracts and swaps to the extent of any unrecognized gains on offsetting positions held by the Fund. It is anticipated that any net gain realized from the closing out of futures or options contracts will be considered gain from the sale of securities and therefore will be qualifying income for purposes of the 90% requirement described above. The Fund distributes to shareholders at least annually any net capital gains which have been recognized for federal income tax purposes, including unrealized gains at the end of the Fund’s fiscal year on futures or options transactions. Such distributions are combined with distributions of capital gains realized on the Fund’s other investments and shareholders are advised on the nature of the distributions.
Capital losses in excess of capital gains (net capital losses) are not permitted to be deducted against the Fund’s net investment income. Instead, potentially subject to certain limitations, the Fund may carry net capital losses from any taxable year forward to subsequent taxable years to offset capital gains, if any, realized during such subsequent taxable years. Capital loss carryforwards are reduced to the extent they offset current-year net realized capital gains, whether the Fund retains or distributes such gains. Capital loss carryforwards will be carried forward to one or more subsequent taxable years without expiration to offset capital gains realized during such subsequent taxable years; any such carryforward losses will retain their character as short-term or long-term.
Federal Income Tax Information for Shareholders
The discussion of federal income taxation presented below supplements the discussion in the Fund’s prospectus and only summarizes some of the important federal tax considerations generally affecting shareholders of the Fund. Accordingly, prospective investors (particularly those not residing or domiciled in the United States) should consult their own tax advisors regarding the consequences of investing in the Fund.
Any dividends declared by the Fund in October, November or December and paid the following January are treated, for tax purposes, as if they were received by shareholders on December 31 of the year in which they were declared. In general, distributions by the Fund of investment company taxable income (including net short-term capital gains), if any, whether received in cash or additional shares, will be taxable to you as ordinary income. A portion of these distributions may be treated as qualified dividend income (eligible for the reduced rates to individuals as described below) to the extent that the Fund receives qualified dividend income. Qualified dividend income is, in general, dividend income from taxable domestic corporations and certain foreign corporations (e.g., foreign corporations incorporated in a possession of the United States or in certain countries with a comprehensive tax treaty with the United States, or the stock of which is readily tradable on an established securities market in the United States). A dividend will not be treated as qualified dividend income to the extent that (i) the shareholder has not held the shares of the Fund on which the dividend was paid for more than 60 days during the 121-day period that begins on the date that is 60 days before the date on which the shares of the Fund become ex-dividend with respect to such dividend (and the Fund also satisfies those holding period requirements with respect to the securities it holds that paid the dividends distributed to the shareholder), (ii) the shareholder is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to substantially similar or related property, or (iii) the shareholder elects to treat such dividend as investment income under section 163(d)(4)(B) of the Internal Revenue Code. Dividends received by the Fund from a REIT or another RIC may be treated as qualified dividend income only to the extent the dividend distributions are attributable to qualified dividend income received by such REIT or RIC. It is expected that dividends received by the Fund from a REIT and distributed to a shareholder generally will be taxable to the shareholder as ordinary income.
Distributions from net capital gain (if any) that are reported as capital gains dividends are taxable as long-term capital gains without regard to the length of time the shareholder has held shares of the Fund. However, if you receive a capital gains dividend with respect to Fund shares held for six months or less, any loss on the sale or exchange of those shares shall, to the extent of the capital gains dividend, be treated as a long-term capital loss. The maximum individual rate applicable to “qualified dividend income” and long-term capital gains is generally either 15% or 20% depending on whether the individual’s income exceeds certain threshold amounts. The IRS and the Department of the Treasury have issued regulations that impose special rules in respect of capital gain dividends received through partnership interests constituting “applicable partnership interests” under Section 1061 of the Internal Revenue Code.
An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of Fund shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds a threshold amount.
At the beginning of every year, the Fund will provide shareholders with a tax reporting statement containing information detailing the estimated tax status of any distributions that the Fund paid during the previous calendar year. REITs in which the Fund invests often do not provide complete and final tax information to the Fund until after the time that the Fund issues the tax reporting statement. As a result, the Fund may at times find it necessary to reclassify the amount and character of its distributions to you after it issues your tax reporting statement. When such reclassification is necessary, the Fund will send you a corrected, final Form 1099-DIV to reflect the reclassified information. If you receive a corrected Form 1099-DIV, use the information on this corrected form, and not the information on the previously issued tax reporting statement in completing your tax returns.
The Fund will inform you of the amount of your ordinary income dividends and capital gain distributions, if any, at the time they are paid and will advise you of its tax status for federal income tax purposes, including what portion of the distributions will be qualified dividend income, shortly after the close of each calendar year.
If the Fund makes a distribution to a shareholder in excess of the Fund’s current and accumulated earnings and profits in any taxable year, the excess distribution will be treated as a return of capital to the extent of the shareholder’s tax basis in its shares, and thereafter, as capital gain. A return of capital is not taxable, but reduces a shareholder’s tax basis in its shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of its shares. To the extent that a return of capital distribution exceeds a shareholder’s adjusted basis, the distribution will be treated as gain from the sale of shares.
For corporate investors in the Fund, dividend distributions the Fund reports as dividends received from qualifying domestic corporations will be eligible for the 50% corporate dividends-received deduction to the extent they would qualify if the Fund were a regular corporation.
Distributions by the Fund also may be subject to state, local and foreign taxes, which may differ from the federal income tax treatment described above.
A sale of shares in the Fund may give rise to a gain or loss. In general, any gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gain or loss if the shares have been held for more than one year.

Otherwise, the gain or loss on the taxable disposition of shares will be treated as short-term capital gain or loss. The maximum individual tax rate applicable to long-term capital gains is generally either 15% or 20%, depending on whether the individual’s income exceeds certain threshold amounts. Any loss realized upon a taxable disposition of shares held for six months or less will be treated as long-term, rather than short-term, to the extent of any long-term capital gain distributions received (or deemed received) by the shareholder with respect to the shares. All or a portion of any loss realized upon a taxable disposition of shares will be disallowed if other substantially identical shares of the Fund are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.
Certain tax-exempt shareholders, including qualified pension plans, individual retirement accounts, salary deferral arrangements, 401(k)s, and other tax-exempt entities, generally are exempt from federal income taxation except with respect to their unrelated business taxable income (UBTI). Under current law, the Fund generally serves to block UBTI from being realized by its tax-exempt shareholders. However, notwithstanding the foregoing, a tax-exempt shareholder could realize UBTI by virtue of its investment in the Fund where, for example, (i) the Fund invests in REITs that hold residual interests in real estate mortgage investment conduits (REMICs) or (ii) its shares in the Fund constitute debt-financed property in the hands of the tax-exempt shareholder within the meaning of section 514(b) of the Internal Revenue Code. Charitable remainder trusts are subject to special rules and should consult their tax advisors. There are no restrictions preventing the Fund from holding investments in REITs that hold residual interests in REMICs, and the Fund may do so.
For taxable years beginning after 2017 and before 2026, non-corporate taxpayers generally may deduct 20% of “qualified business income” derived either directly or through partnerships or S corporations. For this purpose, “qualified business income” generally includes ordinary REIT dividends and income derived from MLP investments. The fund is permitted to pass through to shareholders the character of ordinary REIT dividends so as to allow non-corporate shareholders to claim this deduction. There currently is no mechanism for the Fund to pass through to non-corporate shareholders the character of income derived from MLP investments. It is uncertain whether future legislation or other guidance will enable the Fund to pass through to non-corporate shareholders the ability to claim this deduction with respect to income derived from MLP investments.
Backup Withholding. The Fund will be required in certain cases to withhold at the applicable withholding rate and remit to the U.S. Treasury the withheld amount of taxable dividends and redemption proceeds paid to any shareholder who (1) fails to provide a correct taxpayer identification number certified under penalty of perjury; (2) is subject to withholding by the IRS for failure to properly report all payments of interest or dividends; (3) fails to provide a certified statement that he or she is not subject to “backup withholding;” or (4) fails to provide a certified statement that he or she is a U.S. person (including a U.S. resident alien). Backup withholding is not an additional tax and any amounts withheld may be credited against the shareholder’s ultimate U.S. tax liability.
Reportable Transactions. Under U.S. Treasury regulations, if a shareholder recognizes a loss of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC such as the Fund are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.
Item 25. Underwriters
Underwriting and Distribution Services
The Distribution Agreement between the Trust and Thrivent Distributors continues in effect from year to year so long as its continuance is approved at least annually by the Board, including a majority of the Independent Trustees.
Underwriting Commissions
Thrivent Distributors does not receive underwriting commissions from the Trust.

12b-1 Distribution Plan
Assets of the Fund are not subject to a Rule 12b-1 fee.
Affiliated Persons
The following officers of Thrivent Distributors are affiliated with the Trust.
Affiliated Person	Position with Trust	Position with Thrivent Distributors
Michael W. Kremenak	Trustee and President	Elected Manager and President
Edward S. Dryden	Chief Compliance Officer	Chief Compliance Officer
John D. Jackson	Secretary and Chief Legal Officer	Chief Legal Officer and Secretary
Troy A. Beaver	Vice President	Elected Manager and Vice President
Andrew R. Kellogg	Vice President	Vice President
Item 26. Calculation of Performance Data
Not Applicable.
Item 27. Financial Statements
Audited financial statements for the Fund, as of October 31, 2024, including the notes thereto, and the Report of Independent Registered Public Accounting Firm thereon, are incorporated herein by reference from the Trust’s Form N-CSR for its most recently completed fiscal year.

Appendix A
Description of Debt Ratings
A Fund’s investments may range in quality from securities rated in the lowest category in which the Fund is permitted to invest to securities rated in the highest category (as rated by Moody’s or S&P, or, if unrated, determined by the Adviser to be of comparable quality). The percentage of a Fund’s assets invested in securities in a particular rating category will vary. The following terms are generally used to describe the credit quality of fixed income securities:
High-Quality Debt Securities are those rated in one of the two highest rating categories (the highest category for commercial paper) or, if unrated, deemed comparable by the Adviser.
Investment-Grade Debt Securities are those rated in one of the four highest rating categories or, if unrated, deemed comparable by the Adviser.
Below Investment-Grade, High-Yield Securities (“Junk Bonds”) are those rated lower than Baa by Moody’s or BBB by S&P and comparable securities. They are deemed predominately speculative with respect to the issuer’s ability to repay principal and interest.
The following is a description of Moody’s and S&P’s rating categories applicable to fixed income securities.
Moody’s Investors Service, Inc.
Ratings assigned on Moody's global long-term and short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Moody's defines credit risk as the risk that an entity may not meet its contractual financial obligations as they come due and any estimated financial loss in the event of default or impairment. The contractual financial obligations addressed by Moody’s ratings are those that call for, without regard to enforceability, the payment of an ascertainable amount, which may vary based upon standard sources of variation (e.g., floating interest rates), by an ascertainable date. Moody’s rating addresses the issuer’s ability to obtain cash sufficient to service the obligation, and its willingness to pay. Moody’s ratings do not address non-standard sources of variation in the amount of the principal obligation (e.g., equity indexed), absent an express statement to the contrary in a press release accompanying an initial rating. Long-term ratings are assigned to issuers or obligations with an original maturity of eleven months or more and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment. Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment. Moody’s issues ratings at the issuer level and instrument level on both the long-term scale and the short-term scale. Typically, ratings are made publicly available although private and unpublished ratings may also be assigned.
Moody’s differentiates structured finance ratings from fundamental ratings (i.e., ratings on nonfinancial corporate, financial institution, and public sector entities) on the global long-term scale by adding (sf) to all structured finance ratings. The addition of (sf) to structured finance ratings should eliminate any presumption that such ratings and fundamental ratings at the same letter grade level will behave the same. The (sf) indicator for structured finance security ratings indicates that otherwise similarly rated structured finance and fundamental securities may have different risk characteristics. Through its current methodologies, however, Moody’s aspires to achieve broad expected equivalence in structured finance and fundamental rating performance when measured over a long period of time.
Global Long-Term Obligation Ratings
Moody’s long-term ratings are assigned to issuers or obligations with an original maturity of eleven months or more and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.
Aaa:	Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa:	Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.
A:	Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.
Baa:	Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.
Ba:	Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.
B:	Obligations rated B are considered speculative and are subject to high credit risk.
Caa:	Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.
Ca:	Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.
C:	Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.
Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.
Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.*
* By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.
Global Short-Term Ratings
Moody’s short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.
Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:
P-1:	Ratings of Prime-1 reflect a superior ability to repay short-term obligations.
P-2:	Ratings of Prime-2 reflect a strong ability to repay short-term obligations.
P-3:	Ratings of Prime-3 reflect an acceptable ability to repay short-term obligations.
NP:	Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.
US Municipal Short-Term Debt and Demand Obligation Ratings
Short-Term Obligation Ratings
We use the global short-term Prime rating scale for commercial paper issued by US municipalities and nonprofits. These commercial paper programs may be backed by external letters of credit or liquidity facilities, or by an issuer’s self-liquidity.
For other short-term municipal obligations, we use one of two other short-term rating scales, the Municipal Investment Grade (“MIG”) and Variable Municipal Investment Grade (“VMIG”) scales discussed below.
Moody's uses the MIG scale for US municipal cash flow notes, bond anticipation notes and certain other short-term obligations, which typically mature in three years or less. Under certain circumstances, we use the MIG scale for bond anticipation notes with maturities of up to five years.

MIG 1:
This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2:	This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.
MIG 3:	This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.
SG:	This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.
Demand Obligation Ratings
In the case of variable rate demand obligations (“VRDOs”), a two-component rating is assigned. The components are a long-term rating and a short-term demand obligation rating. The long-term rating addresses the issuer’s ability to meet scheduled principal and interest payments. The short-term demand obligation rating addresses the ability of the issuer or the liquidity provider to make payments associated with the purchase-price-upon-demand feature (“demand feature”) of the VRDO. The short-term demand obligation rating uses the VMIG scale. VMIG ratings with liquidity support use as an input the short-term Counterparty Risk Assessment of the support provider, or the long-term rating of the underlying obligor in the absence of third-party liquidity support. Transitions of VMIG ratings of demand obligations with conditional liquidity support differ from transitions on the Prime scale to reflect the risk that external liquidity support will terminate if the issuer’s long-term rating drops below investment grade. Please see our methodology that discusses demand obligations with conditional liquidity support.
For VRDOs, we typically assign the VMIG short-term demand obligation rating if the frequency of the demand feature is less than every three years. If the frequency of the demand feature is less than three years but the purchase price is payable only with remarketing proceeds, the short-term demand obligation rating is “NR”.
Industrial development bonds in the US where the obligor is a corporate may carry a VMIG rating that reflects Moody’s view of the relative likelihood of default and loss. In these cases, liquidity assessment is based on the liquidity of the corporate obligor.
VMIG 1:	This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections.
VMIG 2:	This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections.
VMIG 3:	This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short- term credit strength of the liquidity provider and structural and legal protections.
SG:
This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have a sufficiently strong short-term rating or may lack the structural or legal protections.

S&P Global Ratings
Long-Term Issue Credit Ratings
Issue credit ratings are based, in varying degrees, on the following considerations:
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Likelihood of payment — capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;
•
Nature of and provisions of the obligation; and the promise imputed; and
•
Protection afforded by, and relative position of, the financial obligation in the event of a bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.
Issue ratings are an assessment of default risk but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)
AAA:	An obligation rated ‘AAA’ has the highest rating assigned by S&P Global Ratings. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.
AA:	An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.
A:
An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB:
An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.
BB:
An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B:
An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC:
An obligation rated ‘CCC’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.

CC:
An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred but S&P Global Ratings expects default to be a virtual certainty, regardless of the anticipated time to default.

C:
An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared to obligations that are rated higher.

D:
An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P
Global Ratings believes that such payments will be made within five business days in the absence of a stated
grace period or within the earlier of the stated grace period or the next 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.

Plus (+) or minus (-):	The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.
Short-Term Issue Credit Ratings

A-1:
A short-term obligation rated ‘A-1’ is rated in the highest category by S&P Global Ratings. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong.

A-2:
A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.

A-3:
A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitments on the obligation.

B:
A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics.
The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.

C:
A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D:
A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within any stated grace period.
However, any stated grace period longer than five business days will be treated as five business days. The
‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.

Appendix B—Proxy Voting Policies

Thrivent Financial for Lutherans and

Thrivent Asset Management, LLC

Proxy Voting Policies and Procedures and Voting Guidelines Summary

Introduction

Responsibility to Vote Proxies

Overview. Thrivent Financial for Lutherans and Thrivent Asset Management, LLC (collectively, in their capacity as investment advisers, “Thrivent”) have adopted Proxy Voting Policies and Procedures (“Policies and Procedures”) for the purpose of establishing formal policies and procedures for performing and documenting Thrivent’s fiduciary duty with regard to the voting of client proxies, including investment companies which it sponsors and for which it serves as investment adviser (“Thrivent Funds”) and by institutional accounts who have requested that Thrivent be involved in the proxy process.

Fiduciary Considerations. It is the policy of Thrivent that decisions with respect to proxy issues will be made primarily in light of the anticipated impact of the issue on the desirability of investing in the portfolio company. Thrivent seeks to vote proxies solely in the interests of the client, including Thrivent Funds, and in a manner consistent with its fiduciary obligations and responsibilities. Logistics involved may make it impossible at times, and at other times disadvantageous, to vote proxies in every instance.

The procedural requirements contained in these Policies and Procedures do not apply in the case of requests for consents related to investments in private funds. With respect to private fund investments, the procedures described below under “Consents Related to Private Fund Investments” apply.

Administration of Policies and Procedures

Thrivent has formed a committee that is responsible for establishing positions with respect to corporate governance and other proxy issues, among other oversight functions related to Thrivent’s responsible investment processes (“Committee”). Annually, the Committee reviews the Policies and Procedures, including in relation to recommended changes reflected in applicable benchmark policies and voting guidelines of Institutional Shareholder Services Inc. (“ISS”). As discussed below, Thrivent may, with the approval of the Committee, vote proxies other than in accordance with the applicable voting guidelines in the Policies and Procedures.

How Proxies are Reviewed, Processed and Voted

Proxy Voting Process Overview

Thrivent’s proxy voting process is designed to act in the best interests of the Thrivent Funds and other accounts it manages, adhering to legal and fiduciary standards. This process involves a careful evaluation of management and shareholder proposals pursuant to Thrivent’s Proxy Voting Guidelines, incorporating a wide range of factors that are financially material to portfolio companies’ and Thrivent clients’ objectives. Thrivent’s global approach is informed by various sources, including management’s recommendation, the advice of proxy voting advisory firms, and internal assessments. Thrivent’s Proxy Voting Guidelines are crafted to help clients and portfolio companies understand its voting rationale, maintaining flexibility to adapt to individual situations.

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Thrivent expects to vote proxies on behalf of clients in many cases in accordance with the Voting Guidelines. Thrivent retains the discretion, however, to vote any proxy on behalf of all or one or more clients in a manner inconsistent with the Voting Guidelines if Thrivent determines that doing so is in each applicable client’s best interest. In making such a determination, Thrivent may consider any information it deems relevant, including each applicable client’s investment objectives, strategies and processes. In such cases, the person requesting to diverge from the Voting Guidelines or process is required to document in writing the rationale for their vote and submit all written documentation to the Committee for review and approval. In determining whether to approve any particular request, the Committee will determine that the request is not influenced by any conflict of interest and is in the best interests of the applicable client(s). As a result, there may be instances when, with respect to a particular proxy vote item, Thrivent votes proxies on behalf of some clients in a manner that differs from how Thrivent votes proxies for other clients.

Retention of a Third Party Proxy Adviser

In order to facilitate the proxy voting process, Thrivent has retained ISS, an unaffiliated third-party proxy service provider, to provide proxy voting-related services, including custom vote recommendations, research, vote execution, reporting, auditing and consulting assistance for the handling of proxy voting responsibilities. ISS specializes in providing a variety of fiduciary-level proxy advisory and voting services. ISS analyzes each proxy vote of Thrivent’s client accounts and prepares a recommendation and/or materials for Thrivent’s consideration which reflect ISS’s application of the Policies and Procedures.

In determining how to vote proxies, Thrivent’s Proxy Voting Guidelines leverage applicable market specific ISS voting guidelines, generally the ISS Benchmark Proxy Voting Guidelines (“Benchmark Guidelines”). For certain proposal types, Thrivent will provide standing instructions to ISS to vote proxies based on the recommendation of the Benchmark Guidelines; for other proposal types, Thrivent’s investment and/or other personnel, as the circumstances warrant, use research and recommendations issued pursuant to the Benchmark Guidelines as part of the determination process.

The Benchmark Guidelines can be found at https://www.issgovernance.com/policy-gateway/voting-policies/.

Thrivent utilizes ISS’s voting agent services for notification of upcoming shareholder meetings of portfolio companies held in client accounts and to transmit votes on behalf of Thrivent’s clients. ISS provides comprehensive summaries of proxy proposals, publications discussing key proxy voting issues, and specific vote recommendations regarding portfolio company proxies to assist in the proxy voting process. The final authority and responsibility for proxy voting decisions remains with Thrivent. Decisions with respect to proxy matters are made primarily in light of the anticipated impact of the issue on the desirability of investing in the company from the viewpoint of our respective clients, while adhering to legal and fiduciary standards to maximize shareholder value.

Shareholder Proposals

For shareholder proposals where Thrivent uses research and recommendations issued pursuant to the Benchmark Guidelines and a voting determination is made by investment and/or other Thrivent personnel, Thrivent has developed evaluation frameworks designed to thoroughly assess each proposal, ensuring alignment with the best interests of company shareholders. Aspects of these frameworks may also be used for other proposals where Thrivent uses research and recommendations issued pursuant to the Benchmark Guidelines and a voting determination is made by investment and/or other Thrivent personnel.

Supplement Applicable to Quantitative/Index Strategies

Certain of Thrivent’s client accounts are accounts (or a portion thereof) that employ a quantitative strategy that relies on factor-based models or an index-tracking approach rather than primarily on fundamental security research and analyst coverage that an actively managed portfolio using fundamental research

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would typically employ (“Quantitative/Index Accounts”); often, these accounts hold a high number of positions. Accordingly, in light of the considerable time and effort that would be required to review ISS research and recommendations and the differing strategies for these accounts, absent client direction, for securities held only in Quantitative/Index Accounts, for certain categories of proposals, Thrivent uses a different process than for other accounts to review and determine a voting outcome. For these categories of proposals, Thrivent provides, consistent with the best interest of its clients, standing instructions to ISS to vote proxies based on the recommendation of ISS pursuant to the Benchmark Guidelines. When securities are also held in accounts (or a portion thereof) that rely on fundamental security research and analyst coverage, the Quantitative/Index Accounts will generally vote in accordance with the voting determination of those fundamental account(s), subject to any exceptions that may arise consistent with these guidelines and policies.

Monitoring and Resolving Conflicts of Interest

The Committee is responsible for monitoring and resolving possible material conflicts between the interests of Thrivent and those of its clients with respect to proxy voting. Examples of situations where conflicts of interest can arise are when i) the issuer is a vendor whose products or services are material to Thrivent’s business; ii) the issuer is an entity participating to a material extent in the distribution of proprietary investment products advised, administered or sponsored by Thrivent; iii) an Access Person1 of Thrivent also serves as a director or officer of the issuer; and iv) there is a personal conflict of interest (e.g., familial relationship with company management). Other circumstances or relationships can also give rise to potential conflicts of interest.

All material conflicts of interest will be resolved in the interests of the clients. Application of the Policies and Procedures’ applicable voting guidelines to vote client proxies is generally relied on to address possible conflicts of interest since the voting guidelines are pre-determined by the Committee. Where there is discretion in the voting guidelines, voting as recommended under an ISS policy may be relied on to address potential conflicts of interest.

In cases where Thrivent is considering overriding these Policies and Procedures’ applicable voting guidelines, or in the event there is discretion in determining how to vote (for example, where or the guidelines provide for a case by case internal review) matters presented for vote are not governed by such guidelines, the Committee will follow these or other similar procedures:

●

Compliance will conduct a review to seek to identify potential material conflicts of interest. If no material conflict of interest is identified, the proxy will be voted as determined by the Committee or the appropriate Thrivent personnel under these policies and procedures. The Compliance review process for identifying potential conflicts of interest will be reviewed by the Committee and may include a review of factors indicative of a potential conflict of interest or a determination that voting in accordance with ISS’s recommendation(s) can reasonably be relied on to address potential conflicts of interest.

●

If a material conflict of interest is identified, the Committee will be apprised of that fact and the Committee will evaluate the proposed vote in order to ensure that the proxy ultimately is voted in what Thrivent believes to be the best interests of clients, and without regard for the conflict of interest. The Committee will document its vote determination, including the nature of the material conflict, the Committee’s analysis of the matters submitted for proxy vote, and the reasons why the Committee determined that the votes were cast in the best interests of clients.

Certain Thrivent Funds (“top tier fund”) may own shares of other Thrivent Funds (‘‘underlying fund”). If an underlying fund submits a matter to a shareholder vote, the top tier fund will generally vote its shares in the same proportion as the other shareholders of the underlying fund. If there are no other shareholders in the underlying fund, the top tier fund will vote in what Thrivent believes to be in the top tier fund’s best interest.

[1]	“Access Person” has the meaning provided under the current Thrivent Code of Ethics.

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Shareblocking

Shareblocking is the practice in certain foreign countries of “freezing” shares for trading purposes in order to vote proxies relating to those shares. Thrivent generally refrains from voting shares in shareblocking countries unless the matter has compelling economic consequences that outweigh the loss of liquidity in the blocked shares.

Applying Proxy Voting Policies to non-U.S. Companies

Thrivent applies a two-tier approach to determining and applying global proxy voting policies. The first tier establishes baseline policy guidelines for the most fundamental issues, which apply without regard to a company’s domicile. The second tier takes into account various idiosyncrasies of different countries, making allowances for standard market practices, as long as they do not violate the fundamental goals of good corporate governance. The goal is to enhance shareholder value through effective use of the shareholder franchise, recognizing that applying policies developed for U.S. corporate governance may not be appropriate for all markets.

Securities Lending

From time to time, certain clients may participate in a securities lending program. Thrivent will not have the right to vote shares on loan as of record date. Thrivent will generally not seek to recall shares on loan in order to vote, unless it determines that a vote would have a material effect on an investment in such loaned security. Thrivent will use reasonable efforts to recall securities. The ability to vote recalled shares is subject to administrative considerations, including the feasibility of a timely recall prior to record date. Thrivent may also restrict lending of securities in consideration of individual account and/or aggregate client investment in a company, or other criteria established from time to time.

Oversight, Reporting and Record Retention

Retention of Proxy Service Provider and Oversight of Voting

In overseeing proxy voting generally and determining whether or not to retain the services of ISS, Thrivent performs the following functions, among others, to determine that Thrivent continues to vote proxies in the best interest of its clients: i) periodic sampling of proxy votes; ii) periodic reviews of Thrivent’s Policies and Procedures to determine they are adequate and have been implemented effectively, including whether they continue to be reasonably designed to ensure that proxies are voted in the best interest of Thrivent’s clients; iii) periodic due diligence on ISS designed to monitor ISS’s a) capacity and competency to adequately analyze proxy issues, including the adequacy and quality of its staffing and personnel, as well as b) its methodologies for developing vote recommendations and ensuring that its research is accurate and complete; and iv) periodic reviews of ISS’s procedures regarding their capabilities to identify and address conflicts of interest.

Proxy statements and solicitation materials of issuers (other than those which are available on the SEC’s EDGAR database) are kept by ISS in its capacity as voting agent and are available upon request. Thrivent retains documentation on shares voted differently than the Thrivent Policies and Procedures voting guidelines, and any document which is material to a proxy voting decision such as the Thrivent Policies and Procedures voting guidelines and the Committee meeting materials.

ISS provides Vote Summary Reports for each Thrivent Fund. The report specifies the company, ticker, other applicable identifier (e.g., Cusip, SEDOL, etc.), meeting dates, proxy proposals, and votes which have been cast for the Thrivent Fund during the period, the position taken with respect to each issue and whether the Thrivent Fund voted with or against company management.

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Copies of Voting Records and Policies

A copy of Thrivent’s detailed voting guidelines and the voting records of client accounts are available to Thrivent’s clients upon request.

Consents Related to Private Fund Investments

From time to time, the Thrivent Funds may invest in private investment funds (“private funds”). When these private funds request consent to change the terms or other conditions of their securities, Thrivent will promptly review these solicitations. Thrivent is committed to voting in the best interests of its clients, taking into account any potential conflicts of interest. The responsibility to vote on consents is delegated to certain of the Investment Personnel, as defined in the Thrivent Code of Ethics, of the Private Investments Group. The Private Investments Group, alongside the Chief Compliance Officer, will document and assess any potential conflicts of interest related to the consent voting process. If a conflict is deemed material by the Chief Compliance Officer, the Committee will be apprised. The Committee will then determine the best way to manage the conflict, ensuring votes serve the clients’ best interests. Other clients of Thrivent that vote on consents, including the Thrivent White Rose Funds, have other procedures related to the voting of consents as described in Thrivent Financial for Lutherans’ Part 2A of Form ADV.

Thrivent’s Proxy Voting Guidelines

Specific voting guidelines have been adopted by the Committee for regularly occurring categories of management and shareholder proposals. The detailed voting guidelines are available to Thrivent’s clients upon request. The following is a summary of significant Thrivent policies, which are generally consistent with the Benchmark Guidelines referenced above.

Board of Directors and Corporate Governance

Voting on Director Nominees in Uncontested Elections

Generally, Thrivent votes for director nominees, except under specific circumstances.

Four fundamental principles apply when determining votes on director nominees:

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Accountability: Boards should be sufficiently accountable to shareholders, including through transparency of the company’s governance practices and regular board elections, by the provision of sufficient information for shareholders to be able to assess directors and board composition, and through the ability of shareholders to remove directors. It is expected that boards will engage in critical self-evaluation of themselves and of individual members. Individual directors, in turn, are expected to devote significant amounts of time to their duties and to limit the number of directorships they accept.

2.

Responsiveness: Directors should respond to investor input, such as that expressed through significant opposition to management proposals, significant support for shareholder proposals (whether binding or non-binding), and tender offers where a majority of shares are tendered.

3.

Composition: Companies should ensure that directors add value to the board by having sufficient time and commitment to serve effectively. Boards should be of a size appropriate to accommodate expertise and independence, while ensuring active and collaborative participation by all members.

4.

Independence: Thrivent believes boards are expected to have a majority of directors independent of management. The independent directors are expected to organize much of the board’s work, even if the chief executive officer also serves as chairperson of the board. Key committees (audit, compensation, and nominating/corporate governance) of the board are expected to be entirely independent of management.

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Circumstances under which Thrivent may abstain, vote against or withhold votes from directors, pursuant to the Benchmark, include:

●	Independence-related issues such as non-independent directors on a board with < 50% independence.
●	Composition-related issues such as low attendance or overboarding.
●	Responsiveness-related issues such as poor responsiveness to a low say-on-pay vote.
●

Accountability-related issues such as problematic takeover defenses, capital structure, and/or governance structure (including poison pill, unequal voting rights, classified board, removal of shareholder discretion, problematic governance structure, unilateral bylaw/charter amendments, restrictions on shareholder proposals, director performance evaluations, problematic audit practices, pledging, climate accountability, other governance failures).

Voting on Director Nominees in Contested Elections

Thrivent votes case-by-case on the election of directors in contested elections.

Other Proposals Related to Board Structure & Accountability

Thrivent believes boards should be sufficiently accountable to shareholders, including through transparency of the company’s governance practices and regular board elections, by the provision of sufficient information for shareholders to be able to assess directors and board composition, and through the ability of shareholders to remove directors.

Thrivent may vote case-by-base on proposals related to age & term limits, proposals to establish or amend director qualifications, proposals to establish a new board committee, proposals to separate the board chair and CEO position, proposals related to director and officer indemnification, liability protection, and exculpation, and other proposals related to routine/standard board-related items.

Thrivent votes against management efforts to stagger board member terms because a staggered board may act as a deterrent to takeover proposals. For the same reason, Thrivent votes against proposals to eliminate cumulative voting and votes for proposals that seek to fix the size of the board.

Ratification of Auditors

Thrivent votes for proposals to ratify auditors, unless an auditor has a financial interest in or association with the company, and is therefore not independent; there is reason to believe that the independent auditor has rendered an opinion that is neither accurate nor indicative of the company’s financial position; non-audit fees paid represent 50 percent or more of the total fees paid to the auditor; or poor accounting practices are identified that rise to a serious level of concern.

Executive and Director Compensation

Well-designed incentive programs play a crucial role in guiding executive management decisions towards long-term value enhancement. Conversely, incentive programs with unsuitable performance targets or design flaws can hinder the alignment between management’s incentives and the interests of investors. We believe that as proactive investors, it’s our duty to comprehend the compensation structures of the companies in our portfolio and to offer constructive feedback — via our proxy voting and direct interactions — whenever we identify areas of concern.

Advisory Vote on Executive Compensation (Say on Pay)

Shareholder votes to approve executive compensation — generally votes of an advisory nature — have become common in markets around the world. It is challenging to apply a rules-based framework to compensation votes because every pay program is a unique reflection of the company’s performance, industry, size, geographic mix, and competitive landscape. Additionally, factors such as executives’

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individual performance, achievement of goals, experience, tenure, skills, and leadership should be taken into account in evaluating the overall compensation context. For these reasons, Thrivent votes on executive and director compensation proposals following a case-by-case evaluation. Generally, Thrivent opposes compensation packages that provide what we view as excessive awards to a few senior executives or that contain excessively dilutive stock option grants based on a number of criteria such as the costs associated with the plan, plan features, and dilution to shareholders.

Factors considered in our evaluation of “Say on Pay” votes includes an annual pay-for-performance analysis for companies in the S&P 1500, Russell 3000 or Russell 3000E Indices, conducted by ISS. This evaluation includes two primary factors:

●

Peer Group Alignment: This assesses the relationship between the company’s total shareholder return (TSR) rank and the CEO’s total pay rank within a peer group, measured over three years. It also considers the CEO’s pay multiple relative to the peer group median.

●	Absolute Alignment: This examines the alignment between the trend in CEO pay and company TSR over the previous five fiscal years.

If this analysis indicates significant misalignment, Thrivent may include qualitative factors for a deeper evaluation, such as the ratio of performance- to time-based incentives, the rigor of performance goals, and transparency of pay program disclosures. Additionally, Thrivent scrutinizes problematic pay practices on a case-by-case basis, focusing on practices that contravene global pay principles.

Thrivent generally votes for holding annual advisory votes on compensation, which provide the most consistent and clear communication channel for shareholder concerns about companies’ executive pay programs.

Equity-Based and Other Incentive Plans

We believe long-term equity plans, used appropriately, provide strong alignment of interests between executives and investors. These plans can be effective in linking executives’ pay to the company’s performance as well as attracting and retaining management talent.

We evaluate requests to approve or renew equity plans on a case-by-case basis, taking into account a combination of certain plan features and equity grant practices, where positive factors may counterbalance negative factors, and vice versa, as evaluated using an “Equity Plan Scorecard” (EPSC) approach with three pillars:

Plan Cost: The total estimated cost of the company’s equity plans relative to industry/market cap peers, measured by the company’s estimated Shareholder Value Transfer (SVT) in relation to peers and considering both:

▪	SVT based on new shares requested plus shares remaining for future grants, plus outstanding unvested/unexercised grants; and
▪	SVT based only on new shares requested plus shares remaining for future grants.

Plan Features:

▪	Quality of disclosure around vesting upon a change in control (CIC);
▪	Discretionary vesting authority;
▪	Liberal share recycling on various award types;
▪	Lack of minimum vesting period for grants made under the plan;
▪	Dividends payable prior to award vesting.

Grant Practices:

▪	The company’s three year burn rate relative to its industry/market cap peers;
▪	Vesting requirements in CEO’S recent equity grants (3-year look-back);
▪	The estimated duration of the plan (based on the sum of shares remaining available and the new shares requested, divided by the average annual shares granted in the prior three years);

7

▪	The proportion of the CEO’s most recent equity grants/awards subject to performance conditions;
▪	Whether the company maintains a sufficient claw-back policy;
▪	Whether the company maintains sufficient post exercise/vesting share-holding requirements.

Other Compensation Plans

Thrivent has varying approaches for evaluating other compensation-related proposals, guided by a set of principles aimed at ensuring fair and effective compensation practices.

Capital Structure and Incorporation

Thrivent generally votes on a case-by-case basis on proposals related to capital structure and incorporation and seeks to vote in a way that protects shareholders’ value in the companies in which the Thrivent funds invest. When voting on capital structure issues, Thrivent considers the dilutive impact to shareholders and the effect on shareholder rights.

Thrivent will evaluate reincorporation proposals on a case-by-case basis. Considerations include:

●	Regulations of both states or countries
●	Required fundamental policies
●	Increased flexibility available

Increases in Common Stock

Thrivent’s policy for voting on proposals to increase the number of authorized shares of common stock is nuanced and case-by-case, guided by specific criteria. For general corporate purposes, the policy is to vote for an increase in authorized shares depending on the percentage of share usage: up to 50% increase if less than 50% of current shares are used, up to 100% if usage is between 50% and 100%, and up to the current share usage if it exceeds the authorized shares. However, Thrivent generally votes against increases, even within these parameters, if the proposal or the company’s use of shares is problematic, such as seeking to increase shares with superior voting rights or having a non-shareholder approved poison pill. Exceptions are made for increases beyond these ratios in cases where non-approval poses severe risks, like imminent bankruptcy or requirements by government bodies. In states allowing unilateral capital increases without shareholder approval, Thrivent may vote against all nominees if the increase doesn’t conform to these policies. For specific authorization requests linked to transactions (like acquisitions or SPAC transactions), the policy is generally to vote for the increase, with the allowable increase being the greater of twice the amount needed for the transactions or the calculated increase for general issuances.

Multi-Class Share Structures

Thrivent generally recommends voting against proposals to create a new class of common stock, except in specific circumstances where the company provides a compelling rationale for a dual-class capital structure. Such exceptions include situations where the company’s auditor expresses substantial doubt about the company’s ongoing viability, or when the new share class is intended to be temporary. Additionally, Thrivent may support the creation of a new class if it is aimed at financing purposes with minimal or no short-term and long-term dilution to current shareholders, and it is not structured to preserve or enhance the voting power of insiders or significant shareholders. The policy underscores a cautious approach to changes in capital structure that could impact shareholder rights and company governance.

Mergers and Acquisitions

Thrivent votes on mergers and acquisitions on a case-by-case basis, taking into account and balancing the following: anticipated financial and operating benefits, including the opinion of the financial advisor, market reaction, offer price (cost vs. premium) and prospects of the combined companies; how the deal

8

was negotiated; potential conflicts of interest between management’s interests and shareholders’ interests; and changes in corporate governance and their impact on shareholder rights.

Anti-takeover and Shareholder Rights Plans

Thrivent adopts a nuanced approach towards voting on anti-takeover provisions, with a policy anchored in the principles of flexibility, fairness, and transparency in corporate governance. This approach involves critical evaluation of various factors, including the dilutive impact of capital structure changes, the balance of authority between the board and shareholders, especially in amending bylaws, and the careful scrutiny of provisions related to control share acquisitions, fair price, and poison pills. Thrivent also assesses the implications of litigation rights, voting disclosure, and mechanisms that empower shareholders, such as the ability to act by written consent or call special meetings. We believe in maintaining a market for corporate control that functions without undue restrictions, as it often leads to acquisitions that increase shareholder value. Consequently, Thrivent typically votes against the adoption of anti-takeover provisions like shareholder rights plans (poison pills), which can lead to management entrenchment and reduced board accountability, aiming to support proposals that enhance shareholder value and rights and oppose those that restrict or harm these interests.

Shareholders Rights Plans (“poison pills”)

For shareholder proposals requesting the submission of a poison pill to a vote or its redemption, Thrivent generally votes in favor, except when there is an existing shareholder-approved poison pill or a policy that allows the board to adopt a pill under specific conditions, including immediate shareholder ratification. Such pills must be put to a shareholder vote within 12 months of adoption or they will expire.

In cases where management proposes ratification of a poison pill, Thrivent’s vote is case-by-case, focusing on the rights plan’s attributes like a trigger no lower than 20%, a maximum term of three years, the absence of features that limit a future board’s ability to redeem the pill, and a shareholder redemption feature. The company’s rationale for adopting the pill is also critically assessed, along with its governance structure, including board independence and existing defenses.

When it comes to poison pills aimed at preserving Net Operating Losses (NOLs), Thrivent votes against proposals if the term exceeds the shorter of three years or the exhaustion of the NOLs. For management proposals to ratify NOL pills with a shorter term, the vote is case-by-case, considering factors like the ownership threshold, the value of the NOLs, shareholder protection mechanisms, the company’s governance structure, and other relevant factors.

Shareholder Ability to Call a Special Meeting & Act by Written Consent

Thrivent’s policy regarding shareholder rights to act by written consent and to call special meetings is focused on maintaining and enhancing shareholder participation and influence in corporate governance. Generally, Thrivent votes against any proposals that seek to restrict or prohibit shareholders’ ability to act by written consent. We generally support proposals that enable shareholders to act by written consent, considering factors such as the existing rights, consent thresholds, any exclusionary language, the investor ownership structure, and the history of shareholder support and management responses to related proposals.

When it comes to shareholders’ ability to call special meetings, Thrivent typically votes against proposals that restrict or prohibit this right. We generally support management or shareholder proposals that facilitate the ability of shareholders to call special meetings, paying attention to current rights, the minimum ownership threshold necessary for calling meetings (with a preference for a 10% threshold), any prohibitive language in the proposals, the investor ownership structure, and the track record of both shareholder support and management’s responses to past proposals.

9

Voting Requirements

Thrivent generally supports management proposals to adopt a majority of votes cast standard for directors in uncontested elections.

Thrivent generally opposes proposals to require a supermajority shareholder vote and generally supports proposals to reduce supermajority vote requirements. However, for companies with shareholder who have significant ownership levels, Thrivent may vote case-by-case, taking into account: Ownership structure; Quorum requirements; and Vote requirements.

Thrivent generally votes case-by-case on proposals regarding proxy voting mechanics, taking into consideration whether implementation of the proposal is likely to enhance or protect shareholder rights. Specific issues include, but are not limited to, confidential voting of individual proxies and ballots, confidentiality of running vote tallies, and the treatment of abstentions and/or broker non-votes in the company’s vote-counting methodology.

Environmental and Social Management Proposals

Thrivent will generally vote in accordance with the ISS Benchmark recommendations with regard to management proposals relating to environmental and social topics, such as those related to approval of political donations.

Shareholder Proposals

At Thrivent, we evaluate shareholder proposals with the overarching goal of aligning our voting decisions with the best interests of shareholders and maximizing long-term value. Shareholder proposals are reviewed on a case-by-case basis starting with thoughtful and consistent framework processes that consider the materiality of the issue to the company’s business, the company’s current practices and disclosures, the context and credibility of the proposal and its proponent, alignment with shareholder interests, and the proposal’s prescriptiveness.

We recognize that proposals can vary significantly in scope and impact, and our evaluation process reflects this diversity. While our actively managed fundamental strategies apply a detailed, research-driven approach to voting decisions, our quantitative and index strategies rely on processes that balance efficiency with shareholder value considerations. This distinction ensures that each proposal is assessed in a manner consistent with the strategy and objectives of the portfolios holding the security.

Environmental and Social Shareholder Proposals

When evaluating environmental and social proposals, we adopt a case-by-case analysis that balances the specific circumstances of each company with the broader context of market norms and regulatory requirements. The starting point of our evaluation is a framework that involves analyzing the relevance of a proposal in terms of its direct relation to the company’s business activities, strategies, and performance.

The framework considers the potential material impact of the proposal on the company’s long-term value with a focus on financial performance or valuation. Additionally, Thrivent examines the company’s current practices, policies, and disclosures relevant to the proposal, while considering industry-standard practices and trends (market norms) to provide a benchmark for evaluation. Understanding the legal and regulatory landscape, including existing laws and future regulatory trends, forms a part of this evaluation. The framework also encompasses identifying the proposal’s proponents to understand their motivations and potential implications, as well as considering the proposal’s potential reputational impact on the company. Assessing the reasonableness of the proposal in terms of practicality, feasibility, and logic, and evaluating its persuasiveness based on clarity, logic, and evidence, are also integral components of the process.

10

By leveraging this structured framework, Thrivent ensures that our voting decisions are informed and consider long-term value creation for shareholders.

Consideration	Questions	Explanation

Materiality	Does the resolution address an issue that is material for this company? Does the proposal reflect an industry-specific, materiality-driven approach?

The relevance of the resolution is crucial in determining if it aligns with the core business and operations of the company. Materiality is key to understanding if the issue can significantly impact the company’s long-term value.

Current Practice	Does the proposal address a current shortcoming? Has the company already announced intentions to address the shortcoming?	Current practices and disclosures are reviewed to check if the company has already taken steps to address the issue. Market norms provide context by showing industry standards and peer responses.

Context	Who are the proponents of the resolution, and are they tied to any particular interest groups? Do the proponent’s interests align with ours?

Understanding the proponent helps identify their motivations and alignment with the company’s objectives. The reasonableness and persuasiveness of the proposal are essential to ensure it is practical and effectively communicated.

Shareholder Alignment	Are shareholders the optimal stakeholders to address the core issue that is the subject of the resolution? Does the proposal add value for shareholders?	This involves assessing whether the issue falls within shareholder influence or if it’s better addressed through regulatory compliance and legal mandates.

Prescriptiveness	Is the proposal NOT overly prescriptive? Do the proposal’s demands NOT unreasonably restrict management from conducting its business?

The reasonableness of the proposal is evaluated to ensure it is not excessively demanding. The company’s current practices and disclosures are reviewed to determine if there is already a framework addressing the issue.

Other Shareholder Proposals

Thrivent’s approach to evaluating other shareholder proposals reflects our commitment to responsible investment stewardship and alignment with shareholder value. Recognizing the wide range of issues addressed by these proposals—such as governance structures, shareholder rights, executive compensation, and operational practices—we apply a consistent and thorough framework as a starting point to ensure decisions are in the best interests of shareholders.

These shareholder proposals are evaluated on a case-by-case basis, balancing company-specific circumstances with broader governance standards and market practices. Our evaluation framework considers the materiality of the proposal, its relevance to the company’s business strategy, and its potential to create or protect shareholder value. In addition, we assess the company’s current practices and policies to identify any governance shortcomings the proposal seeks to address.

The context and credibility of the proposal and its proponents are critical components of our analysis, helping to understand the proponents’ motivations and whether they are aligned with shareholder interests. We also evaluate whether the proposal enhances shareholder rights, better aligns management and shareholder objectives, and avoids unnecessary prescriptiveness that could hinder the company’s ability to operate effectively.

11

By leveraging this structured framework, Thrivent ensures that our voting decisions are informed and consider long-term value creation for shareholders.

Consideration	Questions	Explanation

Materiality	Is the issue material to the company’s business? Does the proposed action have the potential to materially impact the company?

The relevance of the proposal is essential to ensure it addresses core business operations and aligns with shareholder value creation. Materiality highlights the issue’s potential impact on financial and strategic outcomes.

Current Practice	Does the proposal remedy a governance weakness? Has the company already announced intentions to address the shortcoming?	Reviewing current practices and disclosures helps identify existing efforts to address the issue. Governance improvements may align with industry standards or address peer comparisons.

Context	Who are the proponents of the resolution, and are they tied to any particular interest groups? Do the proponent’s interests align with ours?	Understanding the proponents’ motivations ensures alignment with shareholder objectives. Proposals should be reasonable and communicated effectively.

Shareholder Alignment	Does the proposal enhance shareholder rights or create value for shareholders? Does the proposal have the potential to better align executive and/or directors’ interests with those of shareholders?	Evaluating shareholder alignment ensures the proposal strengthens governance practices, improves shareholder rights, and aligns interests with long-term value creation.

Prescriptiveness	Is the proposal NOT overly prescriptive? Does the proposal’s demands NOT unreasonably restrict management from conducting its business?	Proposals should not impose excessive restrictions on management. They must balance practicality and flexibility with achieving the intended objectives.

Disclosure-Related Proposals

In assessing proposals that request enhanced disclosure, Thrivent focuses on several critical factors, such as the company’s current level of disclosure, its compliance with relevant regulations and guidelines, and any significant controversies or fines that might have arisen.

Thrivent’s policy is to vote on a case-by-case basis on shareholder proposals seeking greater disclosure, as well as any associated risks and liabilities. The goal is to ensure that disclosures effectively balance the needs and interests of various stakeholders and are not overly onerous, diverting resources from core business operations.

Action-Related Proposals

Regarding proposals that require a company to take a certain action, our policy is to carefully scrutinize requests for the adoption of specific targets, goals, or changes in business practices. We acknowledge that while shareholders may not always have the intricate knowledge of a company’s strategic operations, there are instances where such proposals can highlight areas needing improvement.

Thrivent assesses each proposal based on the nature of the company’s business, the practicality and feasibility of implementing the proposed actions, and how these actions align with the company’s overall strategy and operational capabilities. In considering these proposals, Thrivent pays close attention to the company’s ability to address the issues raised in the proposal, the proposal’s prescribed timetable and methods for implementation, and how the company’s practices compare with those of its industry peers.

12

Copies of Voting Records and Policies

A copy of Thrivent’s detailed voting guidelines and the voting records of client accounts are available to Thrivent’s clients upon request.

13

PART C
Item 28.
Exhibits

(a)(1)	Declaration of Trust, effective as of March 18, 2016, incorporated by reference from the initial registration statement of Registrant on Form N-1A, file no. 811-23149, filed on May 4, 2016.
(b)	Not Applicable
(c)	None
(d)(1)
Investment Advisory Agreement between Thrivent Core Funds and Thrivent Asset Management, LLC,
incorporated by reference from the initial registration statement of Registrant on Form N-1A, file no. 811-23149, filed on May 4, 2016.

(d)(2)	Amendment No. 1 to Investment Advisory Agreement, incorporated by reference from the initial registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on June 21, 2017.
(d)(3)	Amendment No. 2 to Investment Advisory Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on August 30, 2017.
(d)(4)	Amendment No. 3 to Investment Advisory Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on December 8, 2017.
(d)(5)	Amendment No. 4 to Investment Advisory Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on January 31, 2020.
(d)(6)	Amendment No. 5 to Investment Advisory Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-23149, filed on February 28, 2022.
(d)(7)	Amendment No. 6 to Investment Advisory Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on December 7, 2022.
(e)(1)
Distribution Agreement between Thrivent Core Funds and Thrivent Distributors, LLC, incorporated by reference from the initial registration statement of Registrant on Form N-1A, file no. 811-23149, filed on May 4, 2016.

(e)(2)	Amendment No. 1 to Distribution Agreement, incorporated by reference from the initial registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on June 21, 2017.
(e)(3)	Amendment No. 2 to Distribution Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on August 30, 2017.
(e)(4)	Amendment No. 3 to Distribution Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on December 8, 2017.
(e)(5)	Amendment No. 4 to Distribution Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on January 31, 2020.
(e)(6)	Amendment No. 5 to Distribution Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-23149, filed on February 28, 2022.
(e)(7)	Amendment No. 6 to Distribution Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on December 7, 2022.
(f)	Not Applicable
(g)(1)
Master Custodian Agreement with State Street Bank and Trust Company (“State Street”), incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-23149, filed on February 28,
2018.

(g)(2)
Letter Agreement, dated May 18, 2022, between Registrant and State Street, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on December 7,
2022.

(g)(3)
Amendment to Custody Agreement, effective February 28, 2023, between Registrant and State Street, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-23149, filed on February 28, 2023 .

(g)(4)
Amendment to Custody Agreement effective April 30, 2023, between Registrant and State Street, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-23149, filed on
February 28, 2024.

(g)(5)	Letter Agreement Amendment dated January 6, 2025, to Master Custodian Agreement between Registrant and State Street, filed herewith.
(g)(6)	Amendment dated February 21, 2025, to Master Custodian Agreement between Registrant and State Street, filed herewith.

(h)(1)
Transfer Agency and Service Agreement between Thrivent Core Funds, Thrivent Cash Management Trust and
Thrivent Financial Investor Services Inc., incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-23149, filed on February 28, 2017.

(h)(2)
Amendment No. 1 to Transfer Agency and Service Agreement, incorporated by reference from the initial registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on June 21, 2017.

(h)(3)	Amendment No. 2 to Transfer Agency and Service Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on August 30, 2017.
(h)(4)
Amendment No. 3 to Transfer Agency and Service Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on December 8, 2017.

(h)(5)
Amendment No. 4 to Transfer Agency and Service Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on January 31, 2020.

(h)(6)
Amendment No. 5 to Transfer Agency and Service Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on January 31, 2020.

(h)(7)	Amendment No. 6 to Transfer Agency and Service Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-23149, filed on February 28, 2022.
(h)(8)
Amendment No. 7 to Transfer Agency and Service Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on December 7, 2022.

(h)(9)
Administrative Services Agreement between Thrivent Core Funds and Thrivent Asset Management, LLC,
incorporated by reference from the initial registration statement of Registrant on Form N-1A, file no. 811-23149, filed on May 4, 2016.

(h)(10)
Amendment No. 1 to Administrative Services Agreement, incorporated by reference from the initial registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on June 21, 2017.

(h)(11)	Amendment No. 2 to Administrative Services Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on August 30, 2017.
(h)(12)	Amendment No. 3 to Administrative Services Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on December 8, 2017.
(h)(13)	Amendment No. 4 to Administrative Services Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on February 28, 2019.
(h)(14)	Amendment No. 5 to Administrative Services Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on January 31, 2020.
(h)(15)	Amendment No. 6 to Administrative Services Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-23149, filed on February 28, 2022.
(h)(16)	Amendment No. 7 to Administrative Services Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on December 7, 2022.
(h)(17)	Amendment No. 8 to Administrative Services Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-23149, filed on February 28, 2024.
(i)	Not Applicable
(j)	Not Applicable
(k)	Not Applicable
(l)	None
(m)	Not Applicable
(n)	Not Applicable
(o)	Not Applicable
(p)	Code of Ethics (Rule 17j-1) for Registrant, filed herewith.
(q)	Powers of Attorney, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on December 7, 2022.
Item 29.
Persons Controlled by or Under Common Control with Registrant
Registrant is a Delaware statutory trust organized on March 18, 2016. Registrant’s sponsor, Thrivent Financial for Lutherans (“Thrivent”), is a fraternal benefit society organized under the laws of the State of Wisconsin and is owned by and operated for its members. It has no stockholders and is not subject to the control of any affiliated persons.
The following list shows the persons directly or indirectly controlled by Thrivent. Financial statements of Thrivent will be presented on a consolidated basis.

Thrivent Entities	Primary Business	State of Organization
Thrivent	Fraternal benefit society offering financial services and products	Wisconsin
Thrivent Financial Holdings, Inc.[1]	Holding company with no independent operations	Delaware
North Meadows Investment Ltd.[2]	Real estate development and investment corporation	Wisconsin
Thrivent Advisor Network, LLC[2]	Investment adviser	Delaware
Thrivent Asset Management, LLC[2]	Investment adviser	Delaware
Thrivent Bank2,**	Industrial bank	Utah
Thrivent Distributors, LLC[2]	Limited purpose broker-dealer	Delaware
Thrivent Financial Investor Services Inc.[2]	Transfer agent	Pennsylvania
Thrivent Insurance Agency Inc.[2]	Life and health insurance agency	Minnesota
Newman Financial Services, LLC[3]	Long-term care insurance agency	Minnesota
Thrivent Investment Management Inc.[2]	Broker-dealer and investment adviser	Delaware
Thrivent Trust Company[2]	Federally chartered limited purpose trust bank	Federal Charter
Gold Ring Holdings, LLC[1]	Holding vehicle	Delaware
Thrivent Education Funding, LLC[1]	Special purpose entity	Delaware
White Rose CFO 2023 Holdings, LLC[1]	Special purpose entity	Delaware
White Rose CFO 2023, LLC[4]	Special purpose entity	Delaware
Blue Rock Holdco LLC[2]	Holding vehicle	Delaware
Castle Lending Enterprises, LLC[5]	Special purpose entity	Delaware
College Avenue Student Loans, LLC[6]	Special purpose entity	Delaware
College Ave Student Loan Servicing LLC[7]	Special purpose entity	Delaware
TLC 193 LLC[8]	Special purpose entity	Delaware
Museum Finance, LLC[8]	Special purpose entity	Delaware
College Ave Administrator LLC[7]	Special purpose entity	Delaware
College Ave Depositor, LLC[7]	Special purpose entity	Delaware
College Ave Residual Holdings, LLC[7]	Special purpose entity	Delaware
College Ave Holdings 2017-A, LLC[7]	Special purpose entity	Delaware
College Ave Holdings 2018-A, LLC[7]	Special purpose entity	Delaware
College Ave Holdings 2019-A, LLC[7]	Special purpose entity	Delaware
Thrivent White Rose GP II, LLC[9]	General partner	Delaware
Thrivent White Rose Fund II Fund of Funds, L.P.[10]	Private equity fund	Delaware
Thrivent White Rose GP III, LLC[9]	General partner	Delaware
Thrivent White Rose Fund III Fund of Funds, L.P.[10]	Private equity fund	Delaware
Thrivent White Rose GP IV, LLC[9]	General partner	Delaware
Thrivent White Rose Fund IV Equity Direct, L.P.[10]	Private equity fund	Delaware
Thrivent White Rose Fund IV Fund of Funds, L.P.[10]	Private equity fund	Delaware
Thrivent White Rose GP V, LLC[9]	General partner	Delaware
Thrivent White Rose Fund V Equity Direct, L.P.[10]	Private equity fund	Delaware
Thrivent White Rose Fund V Fund of Funds, L.P.[10]	Private equity fund	Delaware
Thrivent White Rose GP VI, LLC[9]	General partner	Delaware
Thrivent White Rose Fund VI Fund of Funds, L.P.[10]	Private equity fund	Delaware

Thrivent Entities	Primary Business	State of Organization
Thrivent White Rose GP VII, LLC[9]	General partner	Delaware
Thrivent White Rose Fund VII Equity Direct, L.P.[10]	Private equity fund	Delaware
Thrivent White Rose Fund VII Fund of Funds, L.P.[10]	Private equity fund	Delaware
Thrivent White Rose GP VIII, LLC[9]	General partner	Delaware
Thrivent White Rose Fund VIII Fund of Funds, L.P.[10]	Private equity fund	Delaware
Thrivent White Rose GP IX, LLC[9]	General partner	Delaware
Thrivent White Rose Fund IX Equity Direct, L.P.[10]	Private equity fund	Delaware
Thrivent White Rose Fund IX Fund of Funds, L.P.[10]	Private equity fund	Delaware
Thrivent White Rose GP X, LLC[9]	General partner	Delaware
Thrivent White Rose Fund X Equity Direct, L.P.[10]	Private equity fund	Delaware
Thrivent White Rose Fund X Fund of Funds, L.P.[10]	Private equity fund	Delaware
Thrivent White Rose GP XI, LLC[8]	General partner	Delaware
Thrivent White Rose Fund XI Equity Direct, L.P.[10]	Private equity fund	Delaware
Thrivent White Rose Fund XI Fund of Funds, L.P.[10]	Private equity fund	Delaware
Thrivent White Rose GP XII, LLC[9]	General partner	Delaware
Thrivent White Rose Fund XII Equity Direct, L.P.[10]	Private equity fund	Delaware
Thrivent White Rose Fund XII Fund of Funds, L.P.[10]	Private equity fund	Delaware
Thrivent White Rose GP XIII, LLC[9]	General partner	Delaware
Thrivent White Rose Fund XIII Equity Direct, L.P.[10]	Private equity fund	Delaware
Thrivent White Rose Fund XIII Fund of Funds, L.P.[10]	Private equity fund	Delaware
Thrivent White Rose GP XIV, LLC[9]	General partner	Delaware
Thrivent White Rose Fund XIV Equity Direct, L.P.[10]	Private equity fund	Delaware
Thrivent White Rose Fund XIV Fund of Funds, L.P.[10]	Private equity fund	Delaware
Thrivent White Rose GP XV Fund of Funds, LLC[9]	General partner	Delaware
Thrivent White Rose Fund XV Fund of Funds, L.P.[10]	Private equity fund	Delaware
Thrivent White Rose Feeder XV Fund of Funds, LLC[11]	Private equity fund	Delaware
Thrivent White Rose GP XV Equity Direct, LLC[9]	General partner	Delaware
Thrivent White Rose Fund XV Equity Direct, L.P.[10]	Private equity fund	Delaware
Thrivent White Rose Feeder XV Equity Direct, LLC[11]	Private equity fund	Delaware
Thrivent White Rose Opportunity Fund GP, LLC[1]	General partner	Delaware
Thrivent White Rose Opportunity Fund, LP1	Investment subsidiary	Delaware

Thrivent Entities	Primary Business	State of Organization
Thrivent White Rose Real Estate GP, LLC[9]	General partner	Delaware
Thrivent White Rose Real Estate Fund I Fund of Funds, L.P.[10]	Private equity real estate fund	Delaware
Thrivent White Rose Real Estate GP II, LLC[9]	General partner	Delaware
Thrivent White Rose Real Estate Fund II, L.P.[10]	Private equity real estate fund	Delaware
Thrivent White Rose Real Estate GP III, LLC[9]	General partner	Delaware
Thrivent White Rose Real Estate Fund III, L.P.[10]	Private equity real estate fund	Delaware
Thrivent White Rose Real Estate GP IV, LLC[9]	General partner	Delaware
Thrivent White Rose Real Estate Fund IV, L.P.[10]	Private equity real estate fund	Delaware
Thrivent White Rose Real Estate Feeder IV, LLC[11]	Private equity real estate fund	Delaware
Thrivent White Rose Real Estate GP V, LLC[9]	General partner	Delaware
Thrivent White Rose Real Estate Fund V, L.P.[10]	Private equity real estate fund	Delaware
Thrivent White Rose Real Estate Feeder V, LLC[11]	Private equity real estate fund	Delaware
Thrivent White Rose Endurance GP, LLC[9]	General partner	Delaware
Thrivent White Rose Endurance Fund, L.P.[10]	Private equity fund	Delaware
Thrivent White Rose Endurance GP II, LLC[9]	General partner	Delaware
Thrivent White Rose Endurance Fund II, L.P.[10]	Private equity fund	Delaware
Thrivent White Rose Endurance GP III, LLC[9]	General partner	Delaware
Thrivent White Rose Endurance Fund III, L.P.[10]	Private equity fund	Delaware
Thrivent White Rose Endurance Feeder III, LLC[11]	Private equity fund	Delaware
Twin Bridge Capital Partners, LLC[12]	Investment adviser	Delaware

1
Wholly owned subsidiary of Thrivent.
2
Wholly owned subsidiary of Thrivent Financial Holdings, Inc. Thrivent is the ultimate controlling entity.
3
Wholly owned subsidiary of Thrivent Insurance Agency Inc. Thrivent is the ultimate controlling entity.
4
Wholly owned subsidiary of White Rose CFO 2023 Holdings, LLC. Thrivent is the ultimate controlling entity.
5
Directly controlled by Blue Rock HoldCo LLC. Thrivent is the ultimate controlling entity.
6
Directly controlled by Castle Lending Enterprises, LLC. Thrivent is the ultimate controlling entity.
7
Directly controlled by College Avenue Student Loans, LLC. Thrivent is the ultimate controlling entity.
8
Directly controlled by College Ave Student Loan Servicing, LLC. Thrivent is the ultimate controlling entity.
9
Directly controlled by Thrivent, which is the managing member and owns an interest in the limited liability company.
10
Directly controlled by its general partner. Thrivent is the ultimate controlling entity. The fund is a pooled investment vehicle organized primarily for the purpose of investing assets of Thrivent’s general account.
11
Directly controlled by Thrivent, which is the managing member of the limited liability company. The fund is a pooled investment vehicle organized as a feeder fund of the fund.
12
Directly controlled by Thrivent. Investment advisory clients include Pacific Street Fund, Twin Bridge Narrow Gate Fund, and Twin Bridge Titan Fund limited partnerships.
**
Uncapitalized and in formation as of December 31, 2024.
Item 30.
Indemnification
Under Article IX of the Registrant’s Declaration of Trust, the Trust shall indemnify any indemnitee for covered expenses (expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding) in any covered proceeding (any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an indemnitee is or was a party or is threatened to be made a party), whether or not there is an adjudication of liability as to such indemnitee, if a determination has been made that the indemnitee was not liable by reason of disabling conduct by (i) a final decision of the court or other body before which the covered proceeding was brought; or (ii) in the absence of such decision, a reasonable determination, based on a review of the facts, by either (a) the vote of a majority of a quorum of Trustees who are neither “interested persons,” as defined in the 1940 Act, nor parties to the covered proceeding or (b) an independent legal counsel in a written opinion; provided that such Trustees or counsel, in reaching such determination, may need not presume the absence of disabling conduct on the part of the indemnitee by reason of the manner in which the covered proceeding was terminated.
Covered expenses incurred by an indemnitee in connection with a covered proceeding shall be advanced by the Trust to an indemnitee prior to the final disposition of a covered proceeding upon the request of the indemnitee for such advance and the undertaking by or on behalf of the indemnitee to repay the advance unless it is ultimately determined that the indemnitee is entitled to indemnification thereunder, but only if one or more of the following is the case: (i) the indemnitee shall provide a security for such undertaking; (ii) the Trust shall be insured against losses arising out of any lawful advances; or (iii) here shall have been a determination, based on a review of the readily available facts (as opposed to a fully trial-type inquiry) that there is a reason to believe that the indemnitee ultimately will be found entitled to indemnification by either independent legal counsel in a written opinion or by the vote of a majority of a quorum of trustee who are neither “interested persons” as defined in the 1940 Act, nor parties to the covered proceeding.
Item 31.
Business and Other Connections of the Investment Adviser
Thrivent Asset Management, LLC is the investment adviser and administrator of Registrant. Information about Thrivent Asset Management’s financial industry activities or affiliations, as well as the business and other connections of the directors and officers of Thrivent Asset Management, is included on the Form ADV that Thrivent Asset Management has on file with the Securities and Exchange Commission (file No. 801-64988).
Item 32.
Principal Underwriters
(a)
Thrivent Distributors, LLC serves as principal underwriter and distributor for Thrivent Mutual Funds, Thrivent Core Funds, Thrivent Cash Management Trust, and Thrivent Series Fund, Inc.
(b)
The managers and executive officers of Thrivent Distributors, LLC are listed below. Unless otherwise indicated, their principal address is 901 Marquette Avenue, Suite 2500, Minneapolis, Minnesota 55402-3211.
Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Registrant
Michael W. Kremenak	Elected Manager and President	Trustee and President
Jamie L. Riesterer 600 Portland Avenue S, Suite 100 Minneapolis Minnesota 55415-4402	Elected Manager	N/A
Troy A. Beaver	Elected Manager and Vice President	Vice President
Jeffrey D. Cloutier	Chief Financial Officer	N/A
Edward S. Dryden	Chief Compliance Officer	Chief Compliance Officer
John D. Jackson	Chief Legal Officer and Secretary	Secretary and Chief Legal Officer
Daniel R. Chouanard	Vice President	N/A
Andrew R. Kellogg 600 Portland Avenue S, Suite 100 Minneapolis Minnesota 55415-4402	Vice President	Vice President
Jason D. Sterling 600 Portland Avenue S, Suite 100 Minneapolis Minnesota 55415-4402	Vice President	N/A
Jessica E. English 600 Portland Avenue S, Suite 100 Minneapolis Minnesota 55415-4402	Assistant Secretary	N/A
Cynthia J. Nigbur 600 Portland Avenue S, Suite 100 Minneapolis Minnesota 55415-4402	Assistant Secretary	N/A

(c)
Not applicable
Item 33.
Location of Accounts and Records
The accounts, books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are in the possession of the following persons:

Registrant:	901 Marquette Avenue, Suite 2500 Minneapolis, Minnesota 55402-3211
4321 N. Ballard Rd. Appleton, Wisconsin 54919
Adviser and Administrator:	Thrivent Asset Management, LLC 901 Marquette Avenue, Suite 2500 Minneapolis, Minnesota 55402-3211
4321 N. Ballard Rd. Appleton, Wisconsin 54919
Custodian:	State Street Bank and Trust Company One Congress Street, Suite 1 Boston, Massachusetts 02114-2016
Sub-Transfer Agent	SS&C Global Investor & Distribution Solutions, Inc. (SS&C GIDS, Inc.) 1055 Broadway Kansas City, Missouri 64105
Item 34.
Management Services
None.
Item 35.
Undertakings
Not Applicable

SIGNATURES
Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Thrivent Core Funds, has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Minneapolis and State of Minnesota on the 27th day of February, 2025.
THRIVENT CORE FUNDS
By:	/s/ John D. Jackson
John D. Jackson, Secretary and Chief Legal Officer